Exhibit 4.25

Execution Version

LUXOTTICA GROUP S.p.A.

€50,000,000

3.75% Series G Senior Guaranteed Notes due 2017

€50,000,000

4.25% Series H Senior Guaranteed Notes due 2020

NOTE PURCHASE AGREEMENT

(contratto per la sottoscrizione di obbligazioni)

Dated as of September 30, 2010

1	AUTHORIZATION OF NOTES; GUARANTEES		1

2	SALE AND PURCHASE OF NOTES		2

3	CLOSING		2

4	CONDITIONS TO CLOSING		2

	4.1	Representations and Warranties	2

	4.2	Performance; No Default	3

	4.3	Compliance Certificates	3

	4.4	Opinions of Counsel	3

	4.5	Purchase Permitted By Applicable Law, etc.	4

	4.6	Sale of Other Notes	4

	4.7	Payment of Fees and Expenses	4

	4.8	Private Placement Number	4

	4.9	Changes in Corporate Structure	5

	4.10	Acceptance of Appointment to Receive Service of Process	5

	4.11	Funding Instructions	5

	4.12	Tax Forms	5

	4.13	Depository Agreement	5

	4.14	Subsidiary Guarantee	5

	4.15	Proceedings and Documents	5

5	REPRESENTATIONS AND WARRANTIES OF THE COMPANY		6

	5.1	Organization; Power and Authority	6

	5.2	Authorization, etc.	6

	5.3	Disclosure	6

	5.4	Organization and Ownership of Shares of Subsidiaries	7

	5.5	Financial Statements	7

	5.6	Compliance with Laws, Other Instruments, etc.	7

	5.7	Governmental Authorizations, etc.	8

	5.8	Litigation; Observance of Statutes and Orders	8

	5.9	Taxes	8

	5.10	Title to Property; Leases	9

	5.11	Licenses, Permits, etc.	9

	5.12	Compliance with ERISA	9

i

	5.13	Private Offering by the Company	10

	5.14	Use of Proceeds; Margin Regulations	10

	5.15	Existing Indebtedness	11

	5.16	Foreign Assets Control Regulations, etc.	11

	5.17	Status under Certain Statutes	12

	5.18	Environmental Matters	12

	5.19	Ranking of Obligations	12

	5.20	Solvency; Stated Capital	13

	5.21	Corporate Benefit	13

	5.22	Transaction-Related Taxes	13

	5.23	Not Subject to Immunity	13

6	REPRESENTATIONS AND COVENANT OF THE PURCHASERS		14

	6.1	Purchase for Investment	14

	6.2	Source of Funds	14

	6.3	Restriction on Transfer	15

7	INFORMATION AS TO THE COMPANY		16

	7.1	Financial and Business Information	16

	7.2	Officer’s Certificate	19

	7.3	Visitation	20

8	PREPAYMENT OF THE NOTES		21

	8.1	Payment at Maturity	21

	8.2	Optional Prepayments with Make-Whole Amount	21

	8.3	Optional Prepayment for Taxes	22

	8.4	Allocation of Partial Prepayments	22

	8.5	Maturity; Surrender, Presentment, etc.	22

	8.6	Purchase of Notes	23

	8.7	Make-Whole Amount and Modified Make-Whole Amount	23

	8.8	Change of Control Prepayment Offer	25

9	AFFIRMATIVE COVENANTS		26

	9.1	Compliance with Law	26

	9.2	Insurance	26

	9.3	Maintenance of Properties	26

	9.4	Payment of Taxes	26

	9.5	Corporate Existence, etc.	27

	9.6	Priority of Obligations	27

	9.7	Bank Facility Obligors to become Additional Subsidiary Guarantors	27

10	NEGATIVE COVENANTS		27

	10.1	Transactions with Affiliates	27

	10.2	Merger, Consolidation, etc.	28

	10.3	Terrorism Sanctions Regulations, etc.	29

	10.4	Liens	29

	10.5	Priority Debt	32

	10.6	Sale of Assets	32

	10.7	Financial Condition	32

	10.8	Segregation of Assets under the Italian Civil Code	33

	10.9	Disapplication of IAS 39 in Covenant Calculations	33

	10.10	Change of Business	33

11	EVENTS OF DEFAULT		33

12	REMEDIES ON DEFAULT, ETC.		35

	12.1	Acceleration	35

	12.2	Other Remedies	36

	12.3	Rescission	36

	12.4	Waivers or Election of Remedies, Expenses, etc.	37

13	TAX INDEMNIFICATION		37

14	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		40

	14.1	Registration of Notes	40

	14.2	Transfer and Exchange of Notes	41

	14.3	Replacement of Notes	41

15	PAYMENTS ON NOTES		42

	15.1	Place of Payment	42

	15.2	Home Office Payment	42

16	EXPENSES, ETC.		43

	16.1	Transaction Expenses	43

	16.2	Certain Taxes	44

	16.3	Survival	44

17	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		44

18	AMENDMENT AND WAIVER		44

	18.1	Meetings of Holders	44

	18.2	Joint Representative	45

	18.3	Requirements	45

	18.4	Solicitation of Holders of Notes	46

	18.5	Binding Effect, etc.	46

	18.6	Notes held by Company, etc.	46

19	NOTICES; ENGLISH LANGUAGE		47

20	REPRODUCTION OF DOCUMENTS		47

21	CONFIDENTIAL INFORMATION		48

22	SUBSTITUTION OF PURCHASER		49

23	MISCELLANEOUS		49

	23.1	Successors and Assigns	49

	23.2	Payments Due on Non-Business Days	49

	23.3	Severability	49

	23.4	Construction	50

	23.5	Counterparts	50

	23.6	Governing Law	50

	23.7	Jurisdiction and Process	50

	23.8	Obligation to Make Payments in Relevant Currency of Payment	51

	23.9	Usury	51

	23.10	Additional Subsidiary Guarantors	52

Schedules and Exhibits

SCHEDULE A	—	Information Relating to Purchasers
SCHEDULE B	—	Defined Terms
SCHEDULE C1	—	Fiscal Agent Contact Information
SCHEDULE C2	—	Depository Contact Information
SCHEDULE C3	—	Custodian Contact Information
SCHEDULE 4.9	—	Changes in Corporate Structure
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company; Ownership of Subsidiary Shares
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.8	—	Certain Litigation
SCHEDULE 5.14	—	Use of Proceeds
SCHEDULE 5.15	—	Existing Indebtedness
SCHEDULE 10.2	—	European Union Members at September 3, 2003
SCHEDULE 10.4	—	Existing Liens
SCHEDULE 18.1	—	Procedures For Noteholder Meetings

EXHIBIT 1(a)(i)	—	Form of 3.75% Series G Senior Guaranteed Note due 2017
EXHIBIT 1(a)(ii)	—	Form of 4.25% Series H Senior Guaranteed Note due 2020
EXHIBIT 1(b)	—	Form of Subsidiary Guarantee
EXHIBIT 4.4(a)	—	Form of Opinion of Special U.S. Counsel for the Obligors
EXHIBIT 4.4(b)	—	Form of Opinion of Special Italian Counsel for the Obligors
EXHIBIT 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 14.2(a)	—	Form of Noteholder Voting Agreement Joinder
EXHIBIT 14.2(b)	—	Form of Depository Agreement Joinder
EXHIBIT 18.1(a)	—	Form of Voting Certificate
EXHIBIT 18.1(b)	—	Form of Block Voting Instructions

v

LUXOTTICA GROUP S.p.A.
Via C. Cantù 2
Milan 20123, Italy

Note Purchase Agreement

(contratto per la sottoscrizione di obbligazioni)

€50,000,000

3.75% Series G Senior Guaranteed Notes due 2017

€50,000,000

4.25% Series H Senior Guaranteed Notes due 2020

September 30, 2010

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Luxottica Group S.p.A., a corporation incorporated in Italy (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1                                         AUTHORIZATION OF NOTES; GUARANTEES.

(a)                                  The Company has authorized the issue and sale of €50,000,000 aggregate principal amount of its 3.75% Series G Senior Guaranteed Notes due 2017 (together with any such Notes issued in substitution therefor pursuant to Section 14, and as amended, restated or otherwise modified from time to time, the “Series G Notes”) and €50,000,000 aggregate principal amount of its 4.25% Series H Senior Guaranteed Notes due 2020 (together with any such Notes issued in substitution therefor pursuant to Section 14, and as amended, restated or otherwise modified from time to time, the “Series H Notes”, and together with the Series G Notes, the “Notes”).  The Notes shall be considered “obbligazioni” of the Company pursuant to Articles 2410 et seq. of the Italian Civil Code and shall be substantially in the forms set out in Exhibit 1(a)(i) and Exhibit 1(a)(ii), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

(b)                                 The payment of the principal of, interest on, and Make-Whole Amounts or Modified Make-Whole Amounts, if any, with respect to the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by the Initial Subsidiary Guarantors and any Additional Subsidiary Guarantor, pursuant to the Subsidiary Guarantee (as amended, restated or otherwise modified from time to time, the “Subsidiary Guarantee”) substantially in the form of Exhibit 1(b) hereto.

2                                         SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3                                         CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, NY, at 10:00 a.m., New York time, at a closing (the “Closing”) on September 30, 2010.  At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least €100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions provided under Section 4.11 hereof.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4                                         CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1                               Representations and Warranties.

The representations and warranties of the Company in this Agreement, and of the Initial Subsidiary Guarantors in the Subsidiary Guarantee, shall be correct in all material respects when made and at the time of the Closing, except for any representation and warranty which speaks as of a particular date, in which case such representation and warranty shall be correct in all material respects as of such date.

4.2                               Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement, and the Initial Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in the Subsidiary Guarantee, required to be performed or complied with by them prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3                               Compliance Certificates.

(a)                                  Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)                                 Secretary’s Certificate. The Secretary, or an equivalent officer, of the Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents.

(c)                                  Initial Subsidiary Guarantors Officer’s Certificates.  An authorized Director or a Senior Financial Officer of each of the Initial Subsidiary Guarantors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2, in each case with respect to the Subsidiary Guarantee of such Initial Subsidiary Guarantor only, have been fulfilled.

(d)                                 Initial Subsidiary Guarantors Secretary’s Certificates.  The Secretary, or an authorized Director, of each of the Initial Subsidiary Guarantors shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guarantee of such Initial Subsidiary Guarantor.

4.4                               Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Winston & Strawn LLP, U.S. legal advisers for the Company and the Initial Subsidiary Guarantors, in the form attached as Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and the Initial Subsidiary Guarantors hereby instruct their counsel to deliver such opinion to the Purchasers); (b) from Studio Legale Bonelli Erede Pappalardo, Italian legal advisers for the Company and the Initial Subsidiary Guarantors, in the form attached as Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and the Initial Subsidiary Guarantors hereby instruct its counsel to deliver such opinion to the Purchasers); and (c) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions in the form attached as Exhibit 4.4(c) covering such matters incident to such transactions as such Purchaser may reasonably request.

4.5                               Purchase Permitted By Applicable Law, etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6                               Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7                               Payment of Fees and Expenses.

Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing:

(a)                                  the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4, and those of the Purchasers’ special Italian counsel, in each case to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing;

(b)                                 the fees and expenses of any Purchaser incurred in connection with establishing the custodial arrangements (including, without limitation, in connection with the opening and maintaining of any custodial or other accounts) under the Depository Agreement (which fees and expenses shall be prepaid to the maturity of the Series H Notes); and

(c)                                  an indemnification payment to each Purchaser for the costs, expenses and damages incurred by the Purchasers as a consequence of the delayed closing of the transactions contemplated hereby.

4.8                               Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

4.9                               Changes in Corporate Structure.

Except as specified in Schedule 4.9, neither the Company nor any of the Initial Subsidiary Guarantors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity other than entities the liabilities of which are not material to the Company, or such Initial Subsidiary Guarantor, as the case may be, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10                        Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s wire transfer information and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.11                        Tax Forms.

The Company shall have delivered to each Purchaser copies of such tax forms as shall be necessary to obtain an exemption from Italian withholding taxes on payments in respect of the Notes and the Subsidiary Guarantee under the double taxation treaty between the United States and Italy and the Netherlands and Italy, as applicable, together with English translations thereof and such other information as shall enable each Purchaser to properly file such forms.

4.12                        Depository Agreement.

The Company, the Custodian, the Depository, the Fiscal Agent and each of the Purchasers shall have entered into that certain Custody and Fiscal Agency Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Depository Agreement”) in form and substance satisfactory to the Purchasers.

4.13                        Subsidiary Guarantee.

The Subsidiary Guarantee shall have been duly authorized, executed and delivered by the Initial Subsidiary Guarantors and such Purchaser shall have received a fully executed counterpart thereof, and on the date of the Closing, such Subsidiary Guarantee shall be in full force and effect and shall constitute the legal, valid and binding obligation of the Initial Subsidiary Guarantors.

4.14                        Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5                                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1                               Organization; Power and Authority.

Each of the Company and the Initial Subsidiary Guarantors is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and the Initial Subsidiary Guarantors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, and to execute and deliver, as applicable, this Agreement and the Subsidiary Guarantee and to perform the provisions hereof and thereof and the Company has the corporate power and authority to execute and deliver the Notes and to perform the provisions thereof.

5.2                               Authorization, etc.

(a)                                  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms and (b) the Subsidiary Guarantee has been duly authorized by all necessary corporate action on the part of each of the Initial Subsidiary Guarantors and the Subsidiary Guarantee constitutes a legal, valid and binding obligation of each of the Initial Subsidiary Guarantors enforceable against each of the Initial Subsidiary Guarantors in accordance with its terms, except, with respect to clauses (a) and (b), as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3                               Disclosure.

Except as disclosed in Schedule 5.3, this Agreement, the Subsidiary Guarantee, the documents, certificates or other writings identified in Schedule 5.3, as of their respective dates, and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 30, 2010, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4                               Organization and Ownership of Shares of Subsidiaries.

(a)                                  Schedule 5.4 is (except as noted therein) a complete and correct list of the Material Subsidiaries, showing, as to each such Material Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital or similar equity interests outstanding owned by the Company and each Material Subsidiary.

(b)                                 All of the outstanding shares of capital or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Material Subsidiaries have been validly issued, are fully paid and nonassessable (integralmente liberate) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)                                  Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and (where such concept is applicable) in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)                                 No Material Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Material Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5                               Financial Statements.

The Company has delivered to each Purchaser copies of the financial statements of the Group listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6                               Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company and the Initial Subsidiary Guarantors of this Agreement, the Notes and the Subsidiary Guarantee, as applicable, will not (i)

contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7                               Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Initial Subsidiary Guarantors of this Agreement, the Notes or the Subsidiary Guarantee, as applicable, including, without limitation, any thereof required in connection with the obtaining of currency of the relevant type to make payments under this Agreement or the Notes and the payment of such currency to Persons resident in the United States of America, except for information filings made with the SEC pursuant to the Exchange Act.  It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in Italy of this Agreement, the Notes or the Subsidiary Guarantee that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable Registration Duty that may be required in connection with admissibility into evidence.

5.8                               Litigation; Observance of Statutes and Orders.

(a)                                  Except as disclosed in Schedule 5.8, as of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9                               Taxes.

The Company and each of its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or any Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The statute of limitations has expired for the income tax returns of the Company and its Subsidiaries and the tax liabilities shown on such returns have been paid to the Italian tax authorities for all fiscal years up to and including the fiscal year ended December 31, 2004.

5.10                        Title to Property; Leases.

The Company and each of its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11                        Licenses, Permits, etc.

The Company and each of its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12                        Compliance with ERISA.

(a)                                  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                 The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(c)                                  The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with FASB Accounting Codification 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(d)                                 The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(e)                                  Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

5.13                        Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or the Subsidiary Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes and the Subsidiary Guarantee at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14                        Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries, or the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15                        Existing Indebtedness.

Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness for borrowed money of the Company and its Subsidiaries as of June 30, 2010, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds U.S.$10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16                        Foreign Assets Control Regulations, etc.

(a)                                  Neither any Obligor nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Iran, Sudan, Cuba, Burma, Syria and North Korea (each OFAC Listed Person and each other entity described in clause (ii), a “Blocked Person”).

(b)                                 No part of the proceeds from the issue of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by any Obligor or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)                                  To the Company’s actual knowledge after making due inquiry, none of the Obligors nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  Each Obligor has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that such Obligor and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)                                 No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.  Each Obligor has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that such Obligor and each Affiliated Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

5.17                        Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the United States Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended.

5.18                        Environmental Matters.

(a)                                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d)                                 All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19                        Ranking of Obligations.

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank in right of payment at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

Each Initial Subsidiary Guarantor’s payment obligations under the Subsidiary Guarantee will be unsecured general obligations of such Initial Subsidiary Guarantor and rank in right of payment at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Initial Subsidiary Guarantor.

5.20                        Solvency; Stated Capital.

(a)                                  Each of the Company and each Initial Subsidiary Guarantor is, and upon giving effect to the issuance of the Notes will be, a “solvent institution”, as said term is used in section 1405(c) of the New York State Insurance Law, whose “obligations are not in default as to principal or interest”, as said terms are used in said section 1405(c), and each Initial Subsidiary Guarantor is Solvent.

(b)                                 After giving effect to the transactions contemplated by this Agreement and the purchase by the Purchasers of all of the Notes, the entire outstanding principal balance of the Notes will be less than the sum of the stated capital and available reserves of the Company as shown on its balance sheet as of December 31, 2009.

5.21                        Corporate Benefit.

The financing obtained through the Notes will materially benefit the Initial Subsidiary Guarantors as members of the Group, since it will effect a strengthening of the financial structure of the Group through an extension of the duration of existing financing arrangements.

5.22                        Transaction-Related Taxes.

There are no Taxes imposed, assessed or levied by or in Italy or any political subdivision or authority thereof or therein on or with respect to the execution and delivery of this Agreement or the Subsidiary Guarantee or the issuance or acquisition of the Notes.  Other than such Taxes which may be imposed, assessed or levied because of the existence of any present or subsequent connection between any Purchaser on the one hand and any such jurisdiction on the other hand (other than the mere holding of a Note, being a party to this Agreement or otherwise participating in the transactions contemplated hereby and thereby) there are, as provided under current applicable tax law and treaties, no Taxes imposed, assessed or levied by or in Italy or any political subdivision or taxing authority thereof or therein on or with respect to any payment to be made by the Company or the Initial Subsidiary Guarantors pursuant to this Agreement, the Notes or the Subsidiary Guarantee to any Purchaser.

5.23                        Not Subject to Immunity.

Neither the Company nor any of the Initial Subsidiary Guarantors is entitled to immunity from judicial proceedings and the Company agrees that, if judicial proceedings are brought by any holder of Notes to enforce any right or remedy under any Financing Document, no immunity from such proceedings will be claimed by or on behalf of the Company or any Initial Subsidiary Guarantor or with respect to any of them or their respective properties.

6                                         REPRESENTATIONS AND COVENANT OF THE PURCHASERS.

6.1                               Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2                               Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a)                                  the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                                 the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)                                    the Source is a governmental plan; or

(g)                                 the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                                 the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

6.3                               Restriction on Transfer.

Without prejudice to the provisions of Section 6.1 above, each Purchaser or holder of Notes shall only assign, sell or otherwise transfer any Note in compliance with the following restrictions:

(a)                                  Since the offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) (the Italian Securities Exchange Commission) pursuant to Italian securities legislation, no Notes may be offered, sold or delivered, nor may copies of any document relating to the offering of the Notes be distributed in the Republic of Italy to any proposed purchaser, except:

(i)                                     to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999 (as amended from time to time) (“Regulation No. 11971”); or

(ii)                                  in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Regulation No. 11971.

(b)                                 Any offer, sale or delivery of the Notes or distribution of copies of any document relating to the offering of the Notes in the Republic of Italy to any proposed purchaser under (i) or (ii) above must be:

(i)                                     made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”);

(ii)                                  in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require information on the issue or the offer of securities in the Republic of Italy; and

(iii)                               in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or any other Italian authority.

7                                         INFORMATION AS TO THE COMPANY.

7.1                               Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement, except as expressly provided otherwise below, the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)                                  Quarterly Statements of the Company — within 120 days after the end of each of the first three quarters of each fiscal year of the Company, duplicate copies of,

(i)                                     an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

(ii)                                  unaudited consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries for such period,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as presenting fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Current Report on Form 6-K containing such financial information and furnished to the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided further, that, subject to Section 7.1(i) below, the Company shall be deemed to have made such delivery of such quarterly statements if it shall have timely made such quarterly statements available on its home page on the worldwide web and shall have given each holder of Notes prior notice of such availability by email on each such occasion on which such statements are made available at the email address set forth for such holder on Schedule A or such other email address as such holder shall have provided in writing to the Company for such purpose (such availability and such prior notice being referred to as “Electronic Delivery”); provided that each holder of the Notes may at any time request the Company to deliver to such holder a hard copy of any information, which is being made available by Electronic Delivery pursuant to this Section 7.1(a), and the Company shall comply with any such request within 10 Business Days;

(b)                                 Annual Statements of the Company — within 180 days after the end of each fiscal year of the Company, duplicate copies of,

(i)                                     an audited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)                                  audited consolidated statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries, for each such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the date thereof and their consolidated results of operation and cash flows for the period covered thereby and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 20-F for such fiscal year (together with the annual report of the Company to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b); provided further, that, subject to Section 7.1(i) below, the Company shall be deemed to have made such delivery of such annual statements if it shall have timely made Electronic Delivery thereof; provided that each holder of the

Notes may at any time request the Company to deliver to such holder a hard copy of any information, which is being made available by Electronic Delivery pursuant to this Section 7.1(b), and the Company shall comply with any such request within 10 Business Days;

(c)                                  Annual Statements of Luxottica US — within 180 days after the end of each fiscal year of Luxottica US, duplicate copies of an audited consolidated balance sheet of Luxottica US and its Subsidiaries, as at the end of such year, and audited consolidated statements of income, shareholders’ equity and cash flows of Luxottica US and its Subsidiaries, for each such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent chartered accountants of international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of Luxottica US and its Subsidiaries as at the date thereof and their consolidated results of operation and cash flows for the period covered thereby and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted accounting principles and that such audit provides a reasonable basis for such opinion in the circumstances; provided, that, subject to Section 7.1(i) below, the Company shall be deemed to have made such delivery of such annual statements if it shall have timely made Electronic Delivery thereof; provided that each holder of the Notes may at any time request the Company to deliver to such holder a hard copy of any information, which is being made available by Electronic Delivery pursuant to this Section 7.1(c), and the Company shall comply with any such request within 10 Business Days; provided, further, that it is agreed and understood by the Purchasers that: (i) the Company shall provide the audited consolidated financial statements of Luxottica US as long as the equivalent undertaking is provided under any Banking Facility or Facilities; and (ii) in the event that the relevant undertaking of the Banking Facility or Facilities is amended (and/or formally waived) by the parties thereto and unless auditing of the consolidated financial statements is required by applicable laws or regulations, the Company shall provide the consolidated financial statements of Luxottica US together with any report, limited review and/or statement which shall be required by the amended (or waived, if applicable) provision of the Banking Facility or Facilities;

(d)                                 Stock Exchange and SEC Reports — promptly upon their becoming available, one copy of (i) each press release, report, circular, notice or proxy statement or similar statement (together with a summary in English where the original is not in the English language) sent by the Company or any Subsidiary to public securities holders of the Company generally (whether pursuant to the rules of the New York Stock Exchange, the Italian Stock Exchange, Italian securities laws or otherwise) and (ii) each regular or periodic report, registration statement (without exhibits except as expressly requested by such holder) and each prospectus and all amendments thereto filed or furnished by the Company or any Subsidiary with the SEC;

(e)                                  Notice of Default or Event of Default — promptly, and in any event within ten days after a Senior Financial Officer of the Company becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)                                    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)                                 Environmental Matters — promptly, and in any event within ten days after a Responsible Officer  becoming aware of them, copies of any written notice to the Company or any Subsidiary from any Governmental Authority relating to any order or ruling under or violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

(h)                                 Requested Information — subject to the terms of Section 7.3(c), promptly, such other data, information and explanations in English relating to the business, operations, affairs, financial condition, financial statements, assets or properties of the Company or any of its Material Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guarantee, as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes; and

(i)                                     Electronic Delivery Opt-Out Form — at least thirty (30) days in advance of the first Electronic Delivery to be made with respect to any holder of Notes, an Electronic Delivery opt-out form to such holder giving it the opportunity, in its sole discretion, to “opt out” of receiving Electronic Delivery with respect to the delivery by the Company of financial statements hereunder, by return delivery of the completed form to the Company not more than ten (10) days following receipt by such holder of such form, whereupon, if so elected, notwithstanding the provisions of Sections 7.1(a), (b) and (c) allowing for Electronic Delivery, the Company shall only be deemed to have satisfied the requirement for the delivery of financial statements hereunder if and when such financial statements shall have been delivered in hard copy format to such holder’s address of record in accordance with Section 19 hereof.

7.2                               Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)                                  Covenant Compliance — (i) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.4 through 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and (ii) a representation that no Subsidiary has become a Bank Facility Obligor since the date of the last compliance certificate delivered under this Section 7.2(a); and

(b)                                 Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3                               Visitation.

(a)                                  No Default.  If no Default or Event of Default then exists, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during normal business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the consent of the Company’s available officers, as the case may be, and to visit, with the consent of the Company, the other offices and properties of the Company and its Subsidiaries at such reasonable times and as often as may be reasonably requested in writing.

(b)                                 Default.  If a Default or Event of Default then exists, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor, at the expense of the Company and upon prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary during normal business hours, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

(c)                                  Disclosure.  The Company shall not be obligated to disclose information pursuant to this Section 7.3 or pursuant to Section 7.1(h), if (i) after consultation with counsel, the Company determines that it or any of its Subsidiaries or Affiliates, may be prohibited from disclosing such information by law or regulation (including, but not limited to, Italian Law No. 58 of 26 February 1998 and Consob Regulation No.

11971/1999), (ii) the Company or any of its Subsidiaries, as the case may be, is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement binding upon the Company or such Subsidiary, as the case may be, and not entered into in contemplation of this clause (ii), (iii) constitutes attorney-work product or is covered by attorney-client or any other recognized privilege, or (iv) as a result of such disclosure the Company would be required to file the same or similar information with the SEC or to otherwise publicly disclose such information under applicable law or the SEC’s rules and regulations regarding disclosure; provided that (x) in the case of subclause (ii) above, the Company shall, and shall cause any Subsidiary to, make a good faith attempt to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and (y) in the case of subclause (iv) above, the Company shall, and shall cause any Subsidiary to, have promptly approached the SEC or other relevant governmental or regulatory body and requested confirmation from a senior official thereof to the effect that the Company or any Subsidiary, as the case may be, may disclose such information to holders of the Notes without having to disclose such information publicly or otherwise be in breach of applicable law, or the rules and regulations of the SEC, and shall not have received confirmation to such effect in form and substance satisfactory to the Company.

8                                         PREPAYMENT OF THE NOTES.

8.1                               Payment at Maturity.

The then outstanding principal amount of (i) the Series G Notes shall become due and payable on September 15, 2017 and (ii) the Series H Notes shall become due and payable on September 15, 2020.

8.2                               Optional Prepayments with Make-Whole Amount.

Subject to Section 8.4 below, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part, of the Notes, at 100% of the principal amount so prepaid, plus accrued interest and the Make-Whole Amount, if any, determined as of the prepayment date with respect to the principal amount of the Notes being prepaid.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3                               Optional Prepayment for Taxes.

In the event that the Company determines that any interest payments with respect to the Notes will require the payment of Additional Amounts by the Company pursuant to the provisions of Section 13 hereof, the Company shall have the privilege of prepaying the outstanding Notes requiring the payment of such Additional Amounts by payment of the principal amount of such Notes and accrued interest thereon to the date of such prepayment, together with the Modified Make-Whole Amount, if applicable to the Notes to be prepaid, together with any relevant Additional Amounts.

The Company will give each holder written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the principal amount of each Note, if any, held by such holder to be prepaid determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, shall contain a description in reasonable detail of the Additional Amount that is the cause of the Company’s delivering such prepayment notice, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Modified Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of such prepayment), setting forth the details of such computation. No Note of any holder shall be prepaid pursuant to this Section 8.3 if such holder shall, not less than five Business Days prior to the date specified for prepayment of such Note in the notice given by the Company in accordance with this Section 8.3, deliver a written notice to the Company (which notice shall be binding on any transferee of such Note), stating that such holder waives any right to any payment under Section 13 hereof in respect of the specific event or condition (including with respect to the continuing or future effects of such specific event or condition on subsequent payments) that shall have given rise to the Company’s prepayment right under this Section 8.3 (it being agreed that no such waiver shall constitute a waiver of any other right to receive a payment under Section 13 hereof in respect of any event or condition other than the specific event or condition in respect of which such waiver shall be given). Two Business Days prior to such prepayment, the Company will deliver to each holder a certificate of a Senior Financial Officer of the Company specifying the calculation of such Modified Make-Whole Amount, if any, as of the specified prepayment date.

8.4                               Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated on a pro rata basis, and without any preference to any Series thereof, in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes not theretofore called for prepayment.

8.5                               Maturity; Surrender, Presentment, etc.

(a)                                  Maturity; Surrender.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable

Make-Whole Amount or Modified Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

(b)                                 Presentment.  Payments of principal, interest, Make-Whole Amount and Modified Make-Whole Amounts and Additional Amounts in respect of each Note will be made against presentment and surrender (or, at the option of the holder of such Note, endorsement, except in the case of payment in full of all principal, interest, Make-Whole Amount, Modified Make-Whole Amount and Additional Amounts) of the Note and/or relevant Coupon by any holder, except that payments of interest due on an Interest Payment Date will be made against presentment and surrender (or in the case of partial payment only, endorsement) of the relevant Coupon, in each case at the specified office of the Fiscal Agent.  The deposit of the Notes and the Coupons by any holder in the manner contemplated by the Depository Agreement shall constitute the presentment and surrender required by this Section 8.5(b).

8.6                               Purchase of Notes.

The Company will not, and will not permit any Controlled Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or a Controlled Affiliate pro rata to the holders of Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days.  If the holders of at least 25% of the aggregate principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by the Company or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7                               Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero.  For the purposes of determining the Make-Whole Amount and the Modified Make-Whole Amount with respect to any Note, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 0.25% (25 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means zero percent (0.00%).

“Called Principal” means the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of such Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGB” on Bloomberg Financial Markets (or such other display as may replace Page PXGB on Bloomberg Financial Markets) for the most recently issued actively traded benchmark German federal government bonds (i.e. “Bunds”, “Bobls” or “Schätze”, as applicable) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the average of the yields for such securities as determined by three market makers selected by the Company with the consent of the holders of a majority in aggregate principal amount of the Notes.  In the case of each determination under clause (i) or (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting German federal government bond quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable German federal government bond with the maturity closest to and greater than such Remaining Average Life and (2) the applicable German federal government bond with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which an interest payment is due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.3 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.8                               Change of Control Prepayment Offer.

(a)                                  Promptly upon becoming aware that a Change of Control has occurred, and in any event not later than 30 days after becoming aware of the Change of Control, the Company shall give written notice (the “Company Notice”) of such Change of Control to all holders of the Notes.  The Company Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder, (iii) contain an offer (the “Change of Control Prepayment Offer”) by the Company to prepay the entire unpaid principal amount of Notes held by each holder in an amount equal to 100% of the principal amount of the Notes being prepaid, plus the Make-Whole Amount, if any, and interest accrued and unpaid thereon to the date specified in the Company Notice (the “Repurchase Price”), which date shall be a Business Day not more than 60 days after such Company Notice is given, unless otherwise agreed among the Company and each of the holders of the Notes (the “Prepayment Date”), and (iv) shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.

(b)                                 Each holder of Notes shall notify the Company of such holder’s acceptance or rejection of the Change of Control Prepayment Offer by giving written notice thereof to the Company within fifteen (15) Business Days after receipt of the Company Notice; provided that the failure by the holder of any Note to respond to the Change of Control Prepayment Offer in writing within such time shall be deemed to be a rejection of such offer.

(c)                                  On the Prepayment Date, the entire outstanding principal amount of the Notes held by each holder of Notes that has accepted the Change of Control Prepayment Offer shall become due and payable in an amount equal to the Repurchase Price.  On the date that is two Business Days preceding the Prepayment Date, the Company shall deliver to each holder of a Note being prepaid a statement showing the Repurchase Price due in respect of such Note connection with such prepayment and setting forth the details of the computation of such amount.

9                                         AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1                               Compliance with Law.

The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2                               Insurance.

The Company will and will cause each of its Material Subsidiaries to maintain insurance for its properties and businesses with reputable underwriters or insurance companies against those risks, and to the extent (including deductibles, co-insurance and self-insurance) as is customarily insured against by prudent companies located in the same or a similar location and carrying on a similar business.

9.3                               Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep in good repair, or cause to be maintained and kept in good repair, their respective Material properties used or useful in its business, so that the business carried on in connection therewith may be properly conducted at all times, subject to any Asset Dispositions permitted by this Agreement and provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties, as the case may be, if such discontinuance is desirable in the conduct of its business and the Company or such Subsidiary, as the case may be, has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4                               Payment of Taxes.

The Company will and will cause each of its Subsidiaries to file all income tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

9.5                               Corporate Existence, etc.

Subject to Section 10.2, the Company will and will cause its Material Subsidiaries and any Subsidiary Guarantor at all times to preserve and keep in full force and effect its corporate existence (except such Subsidiaries that are merged or liquidated into, or consolidated or amalgamated with, the Company or another Subsidiary), unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.6                               Priority of Obligations.

The Company will ensure that (x) the obligations of the Company under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, at all times with all other unsecured and unsubordinated Indebtedness of the Company and (y) the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor.

9.7                               Bank Facility Obligors to become Additional Subsidiary Guarantors.

Within ten (10) Business Days of the earlier of the date on which a Subsidiary agrees to become a Bank Facility Obligor or the date on which a Subsidiary becomes a Bank Facility Obligor, the Company shall cause such Subsidiary to become an Additional Subsidiary Guarantor by executing and delivering an Instrument of Accession.  Notwithstanding Section 23.10, the accession of a Subsidiary as an Additional Subsidiary Guarantor shall only be accompanied by such certificates, opinions and other documents, mutatis mutandis, as are required to be delivered in connection with such Subsidiary becoming a Bank Facility Obligor, provided that the Indebtedness of such Subsidiary shall not be excluded from the definition of Priority Debt unless the certificates, opinions and other documents required to be delivered pursuant to Section 23.10 have been delivered to each holder of a Note.

10                                  NEGATIVE COVENANTS.

The Company covenant that so long as any of the Notes are outstanding:

10.1                        Transactions with Affiliates.

The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or any Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2                        Merger, Consolidation, etc.

The Company will not, and will not permit any Subsidiary Guarantor to, consolidate, merge or amalgamate with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)                                  in the case of the Company, (A) the Company would be the surviving corporation or (B) if the surviving corporation is not the Company then (w) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, would be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), Canada or a country which is a member of the European Union as at September 3, 2003 as set forth on Schedule 10.2 hereto (other than Greece and Spain), (x) no Event of Illegality or Currency Restriction Event would arise as a result of such consolidation, merger, amalgamation, conveyance, transfer or lease or the assumption of the obligations of the Company under this Agreement, (y) the Subsidiary Guarantors reaffirm their obligations under the Subsidiary Guarantee and (z) the surviving corporation or limited liability company assumes the obligations of the Company under the Financing Documents to which it is a party pursuant to documents reasonably satisfactory to the Joint Representative (to the extent instructed to approve such documents by the holders of Notes at a Noteholders’ Meeting) and causes to be delivered to each holder of Notes a legal opinion from a nationally recognized law firm in the jurisdiction of the surviving corporation or limited liability company as to the enforceability of all agreements relating to such assumption, subject to customary exceptions, assumptions and qualifications;

(b)                                 in the case of any Subsidiary Guarantor, (A) such Subsidiary Guarantor would be the surviving corporation or (B) if the surviving corporation is not such Subsidiary Guarantor then (w) such surviving corporation would be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), Canada or a country which is a member of the European Union as at September 3, 2003 as set forth on Schedule 10.2 hereto (other than Greece and Spain), (x) no Event of Illegality or Currency Restriction Event would arise as a result of such consolidation, merger, amalgamation, conveyance, transfer or lease or the assumption of the obligations of such Subsidiary Guarantor under this Agreement and the Notes, and (y) the surviving corporation or limited liability company assumes the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to documents reasonably satisfactory to the Joint Representative (to the extent instructed to approve such documents by the holders of Notes at a Noteholders’ Meeting) and causes to be delivered to each holder of Notes a legal opinion from a nationally recognized law firm in the jurisdiction of the surviving corporation or limited liability company as to the enforceability of all agreements relating to such assumption, subject to customary exceptions, assumptions and qualifications; and

(c)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the Financing Documents to which it is a party.

10.3                        Terrorism Sanctions Regulations, etc.

The Company will (a) not and will not permit any Affiliated Entity to (i) become an OFAC Listed Person or (ii) have any investments in, or engage in any dealings or transactions with, any Blocked Person, and (b) ensure that it and its Affiliated Entities shall at all times be in compliance with the USA Patriot Act, Anti-Money Laundering Laws, all applicable regulations relating thereto and each of the other laws and regulations referred to in Section 5.16.

10.4                        Liens.

(a)                                  Other than Permitted Liens, neither the Company nor any other member of the Group will create or permit to subsist any Lien securing any of its Indebtedness on or with respect to any property or asset of the Company or such other member of the Group, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured so long as such other Indebtedness shall be so secured, such security to be pursuant to an agreement reasonably satisfactory to the Joint Representative (to the extent instructed to approve such agreement by the holders of Notes at a Noteholders’ Meeting) and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property.

(b)                                 Paragraph (a) above shall not apply to the following Liens (each a “Permitted Lien”):

(i)                                     any netting or set-off or other similar Lien arrangement entered into by any member of the Group in the ordinary course of its banking arrangements in favor of a bank;

(ii)                                  any Lien arising by operation of law and in the ordinary course of trading;

(iii)                               any Lien over or affecting any asset acquired by a member of the Group after the date of the Closing if:

(A)                              the Lien was in existence on the date of such acquisition and was not created in contemplation of the acquisition of that asset by a member of the Group; and

(B)                                the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group;

(iv)                              any Lien over or affecting any asset of any company that becomes a member of the Group after the date of the Closing (a “Newly-Acquired Subsidiary”), where the Lien is created prior to the date on which the Newly-Acquired Subsidiary becomes a member of the Group, if:

(A)                              the Lien was in existence on the date of such acquisition and was not created in contemplation of the acquisition of the Newly-Acquired Subsidiary; and

(B)                                the principal amount secured has not increased in contemplation of or since the acquisition of the Newly-Acquired Subsidiary other than as permitted by a revolving credit facility or other arrangement entered into by the Newly-Acquired Subsidiary that is in effect at the time of, and not entered into in contemplation of, the acquisition;

(v)                                 any Lien created with the prior written consent of the Joint Representative (to the extent instructed to approve such Lien by the holders of Notes at a Noteholders’ Meeting);

(vi)                              any Lien over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trading;

(vii)                           any Lien existing on the date of Closing and disclosed in writing to the purchasers of the Notes on Schedule 10.4 hereto and any Lien securing Indebtedness that refinances the Indebtedness secured by any such existing Lien so long as the principal amount of the Indebtedness secured by such Lien does not increase and such Lien is not extended to other property;

(viii)                        any Lien for taxes, assessments or other governmental charges not yet delinquent or being contested in good faith;

(ix)                                any Lien incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of their properties or assets which is not incurred in connection with the incurrence of any Indebtedness and which does not in the aggregate materially impair the use of such property in the operation of the business of the Group taken as a whole or materially impair the value of such properties for the purpose of such business, including, without limitation, Liens (i) in connection with workers’ compensation, unemployment insurance, social security and other like laws; (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and performance bonds, bids, leases (other than capital leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or other payment of the deferred purchase price of property; (iii) to secure the claims of mechanics, materialmen, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons, arising in the ordinary course of business, and (iv) in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property; provided, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), that any amounts secured by such Liens are not overdue;

(x)                                   any Lien in respect of judgments and awards to the extent that such judgments or awards are being contested in good faith and adequate insurance or appropriate reserves are maintained with respect thereto on the books of the Company and its Subsidiaries to the extent required by GAAP;

(xi)                                any Lien on fixed assets (or any improvement thereon) or in rights relating thereto, in each case, acquired or constructed by the Company or any Subsidiary after the date of the Closing to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction, provided that (i) no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed, (ii) the amount of Indebtedness secured by any such Lien shall not exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) being acquired or constructed or (B) the fair market value (as determined in good faith by the Company) of such property, determined at the time of such acquisition or at the time of substantial completion of such construction, and (iii) such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction; and

(xii)                             any Lien securing Indebtedness or other obligations, so long as such Indebtedness or other obligations (when aggregated with all other Priority Debt outstanding as at the time of granting such Lien or entering into such transaction, as the case may be) does not exceed 20% of Consolidated Shareholders’ Equity as of the last day of the most recent fiscal period for which Consolidated Financial Statements or Consolidated Quarterly Financial Statements (as the case may be) have been provided to holders of the Notes immediately preceding the date on which any such Lien is incurred; provided, however, that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant or allow to remain in force any Liens permitted by this clause (xii) to secure Indebtedness outstanding under or pursuant to any Banking Facility or Facilities unless and until the Notes shall be concurrently secured, equally and ratably with such Indebtedness, pursuant to documentation in form and substance satisfactory to the Required Holders.

10.5                        Priority Debt.

The Company shall ensure that Priority Debt shall at no time exceed 20% of Consolidated Shareholders’ Equity.

10.6                        Sale of Assets.

Neither the Company nor any other member of the Group will make any Asset Disposition unless, immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was subject to any Asset Disposition occurring in the 12-month period prior to such Asset Disposition does not exceed 10% of the Total Assets as of the end of the then most recently ended fiscal year of the Company for which Consolidated Financial Statements have been delivered to holders of the Notes; provided, however, that if the Net Proceeds Amount of any Asset Disposition is applied to either (i) a Debt Prepayment Application (ii) a Property Reinvestment Application or (iii) a combination of a Debt Prepayment Application and a Property Reinvestment Application within 365 days following the consummation of such Asset Disposition, then such Asset Disposition, for the purpose of determining compliance with this Section 10.6 as of any date, shall be disregarded and be deemed not to be an Asset Disposition.

10.7                        Financial Condition.

The Company shall ensure that:

(a)                                  the ratio of EBITDA to Net Financial Charges, each as determined (i) other than in respect of a Pro Forma Relevant Period, from the Consolidated Financial Statements and/or the Consolidated Quarterly Financial Statements, as appropriate, of the Group in accordance with GAAP and compliance certificates required to be delivered under this Agreement, or (ii) in respect of a Pro Forma Relevant Period, from the Consolidated Pro Forma Financial Statements and/or the Consolidated Quarterly Pro Forma Financial Statements, as appropriate, of the Group in accordance with GAAP, in each case will not be less than 5.0 to 1 in respect of any Relevant Period or Pro Forma Relevant Period, as the case may be; and

(b)                                 the ratio of Net Debt (as of any Relevant Date) to EBITDA (in respect of the Relevant Period or Pro Forma Relevant Period, as the case may be, ending on that Relevant Date), each as determined (i) other than in respect of a Pro Forma Relevant Period, from the Consolidated Financial Statements and/or the Consolidated Quarterly Financial Statements, as appropriate, of the Group in accordance with GAAP and compliance certificates required to be delivered under this Agreement, or (ii) in respect of a Pro Forma Relevant Period, from the Consolidated Pro Forma Financial Statements and/or the Consolidated Quarterly Pro Forma Financial Statements, as appropriate, of the Group in accordance with GAAP, will not be greater than 3.5 to 1.

In the event that the interest coverage covenant in the Banking Facility or Facilities comparable to Section 10.7(a) above is at any time amended or modified by the parties thereto so as to reduce the required ratio therein of EBITDA to Net Financial Charges below 5.0 to 1 in respect of any Relevant Period or Pro Forma Relevant Period, then the parties hereto agree, promptly following the written request of the Company, to amend Section 10.7(a) hereof in order to reduce the required ratio of EBITDA to Net Financial Charges hereunder to the same level that is required under such comparable interest coverage covenant in the Banking Facility or Facilities; provided that in no event shall the ratio of EBITDA to Net Financial Charges set forth in Section 10.7(a) hereof be required by operation of this clause to be reduced below 4.0 to 1 in respect of any Relevant Period or Pro Forma Relevant Period.

10.8                        Segregation of Assets under the Italian Civil Code.

Neither the Company nor any Subsidiary Guarantor shall segregate assets for the purpose of Article 2447-bis of the Italian Civil Code (“Patrimoni Destinati ad uno Specifico Affare”), nor shall any of them issue any class of stock or other financial instruments under Article 2447-ter of the Italian Civil Code.

10.9                        Disapplication of IAS 39 in Covenant Calculations.

The Company shall calculate compliance with financial covenants herein (and interpret applicable defined terms used in such financial covenants) in accordance with GAAP, except that any election by the Company or any of its Subsidiaries to measure any liability of the Group used in the determination of Priority Debt (including Indebtedness for the purposes of calculating Priority Debt) or Net Debt using fair value (as may be permitted by IAS 39, “Financial Instruments: Recognition and Measurement,” or any similar accounting standard) shall be disregarded, and such calculation of financial covenant compliance shall be performed as if such election had not been made.

10.10                 Change of Business.

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement, where such change is reasonably likely to have a Material Adverse Effect.

11                                  EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                  the Company defaults in the payment of any principal, Make-Whole Amount, Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c)                                  the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or 9.7, or any term contained in Section 10 (to the extent such Default is not susceptible to cure); or

(d)                                 the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Financing Document to which it is a party and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer of the Company obtaining actual knowledge of such default and (ii) the receipt of written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)                                  any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor in any Financing Document to which it is a party proves to have been false or incorrect in any material respect on the date as of which made; or

(f)                                    the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least U.S.$25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least U.S.$25,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)                                 the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in insolvency or bankruptcy, for liquidation or winding-up, or to take advantage of any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation, administration, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, administrative receiver, administrator, supervisor, liquidator, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or insolvent or to be liquidated or wound-up, (vi) shall cease or threaten in writing to cease, or suspend or threaten in writing to suspend, making payments in respect of its debts and other obligations or shall cease carrying on all or substantially all of its business, (vii) shall propose or enter into any composition, scheme of arrangement or other arrangement for the benefit of its creditors generally or any class of creditors, (viii) shall apply to a court for an administration order under the Insolvency Act or any similar statute or (ix) takes corporate action for the purpose of any of the foregoing; or

(h)                                 a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a

custodian, receiver, administrator, administrative receiver, trustee or other officer with similar powers (including without limitation any curatore fallimentare, liquidatore, commissario giudiziale or commissario straordinario) with respect to it or with respect to any substantial part of its property (or any such Person is appointed by one or more creditors of the Company or any Material Subsidiary), or constituting an order for relief or approving a petition for relief or reorganization, or approving or imposing any suspension or moratorium of payments, or approving any other petition in bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, winding-up or other similar law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of the Material Subsidiaries, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 90 days, or all or any substantial part of the property of the Company or any Material Subsidiary is sequestered by court order and such order remains in effect for 90 days or more; or

(i)                                     a final judgment or judgments for the payment of money aggregating in excess of U.S.$25,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j)                                     the Subsidiary Guarantee ceases to be in full force and effect with respect to any Subsidiary Guarantor other than in accordance with its terms or the Company or any such Subsidiary Guarantor so alleges in writing; or

(k)                                  if the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S.$300,000,000 and such underfunding could reasonably be expected to have a Material Adverse Effect.

12                                  REMEDIES ON DEFAULT, ETC.

12.1                        Acceleration.

(a)                                  If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, subject to a resolution of the Required Holders to be taken in accordance with Section 18.1 (to the extent required by Italian law in effect at such time), the Joint Representative, or the requisite percentage of Notes specified in Section 18.1, may, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.  In addition, if (i) any Event of Default (other than those described in clauses (a) and (b) of Section 11 and Section 12.1(a)) has occurred and is continuing, (ii) the holders of at least one-twentieth of the aggregate principal amount of the Notes then outstanding have requested the convening of a Noteholders’ Meeting, and (iii) such Noteholders’ Meeting has not been convened on or prior to the fifth day after the expiration of the minimum statutory notice period for such meeting, assuming notice thereof was given on the date of such request (or on or prior to the fifth day after such request if there is no such minimum period), then, until the date such Noteholders’ Meeting shall be convened, each holder of Notes shall have the right, at any time, at its option, by notice or notices to the Company, to declare all the Notes then held by it to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2                        Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3                        Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4                        Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 16.1, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

13                                  TAX INDEMNIFICATION.

All payments whatsoever under this Agreement and the Notes will be made by the Company in the currency provided for herein free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States of America or The Netherlands (or any political subdivision or taxing authority of or in either such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount) (the “Additional Amounts”), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any Additional Amounts shall be required to be made for or on account of:

(a)                                  any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b)                                 any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), and in all circumstances in which (following a written request by the Company) the formalities to obtain an exemption from imposta sosutiva or any alternative future system of deduction or withholding set forth in Italian Legislative Decree No. 239 of 1st April, 1996 have not been complied with, except where such formalities have not been complied with due to the actions or inactions of the Company, provided that the filing of such Forms and the compliance with such formalities would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) by becoming a party to the Depository Agreement and complying with the terms thereof (including, without limitation, procedures for deposit of the Notes and delivery of a completed Exemption Form); or

(c)                                  any combination of clauses (a) and (b) above;

and provided further that in no event shall the Company be obligated to pay any Additional Amounts to any holder of a Note (i) not resident in the United States of America, The Netherlands or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America, The Netherlands or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America, The Netherlands or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (which, on the date of the Closing, consists solely of the Exemption Form and related documentation and affidavits contemplated by the

Depository Agreement and the instructions for completing the same and are referred to herein collectively as the “Depository Agreement Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States or The Netherlands and such Taxing Jurisdiction (collectively, together with instructions for completing the same, “Forms”) and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that the Company shall have provided such Forms (and/or made such request for information) at least 60 days prior to the time such Forms are required to be filed (or, in the case of a subsequent holder of Notes, within 21 days after the date on which the relevant Notes are delivered to the Company under Section 14.2 for registration of transfer or exchange) or information required to be delivered in order to avoid the imposition of withholding or deductions for Taxes that would give rise to liability of the Company hereunder for payment of Additional Amounts, and provided further that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to (a) all Depository Agreement Forms if it shall have become a party to the Depository Agreement and complied with the terms thereof (including, without limitation, procedures for deposit of the Notes and delivery of a completed Exemption Form), and (b) any other Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant Interest Payment Date.

In connection with the transfer of any Note, the Company will furnish the transferee of such Note with copies of any Forms (including, without limitation, the Depository Agreement Forms) then required and English translations thereof.  Such Forms shall be completed by the transferee of any Note at least 90 days prior to the relevant Interest Payment Date.

If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any Additional Amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

14                                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1                        Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes, in accordance with Article 2421 of the Italian Civil Code.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor (the “Requesting Holder”) promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.  For such purpose, each holder of Notes hereby irrevocably authorizes the Company to provide its name and address to the Requesting Holder.  Furthermore, a register for recording of minutes of and resolutions adopted and considered at Noteholders’ Meetings pursuant to Section 18 shall be held at the registered office of the Company.

14.2                        Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Note for such Series set forth in Exhibit 1(a)(i) or Exhibit 1(a)(ii), as the case may be.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than €100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than €100,000.

Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have (i) made the representation set forth in Section 6.2 and agreed to the covenant set forth in Section 6.3, (ii) become a party to the Noteholder Voting Agreement and (iii) unless such transferee has elected at the time of each transfer, by written notice to all parties to the Depository Agreement, not to be a party to such agreement, such transferee shall be deemed to have agreed to be a party to the Depository Agreement.  Without limitation of the foregoing, (a) each such transferee shall execute a joinder to the Noteholder Voting Agreement in the form attached hereto as Exhibit 14.2(a) (a “Noteholder Voting Agreement Joinder”) and shall deliver a copy thereof to each other holder Notes and (b) unless a transferee has made the election not to become a party to the Depository Agreement, such transferee shall comply with the transfer procedures set forth in Section 2.02(a) of the Depository Agreement, including, without limitation, the execution of a joinder to the Depository Agreement in the form attached hereto as Exhibit 14.2(b) (a “Depository Agreement Joinder”) and the delivery thereof to the Fiscal Agent, the Custodian and the Depository.

14.3                        Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser of a Note or another holder of a Note with a minimum net worth of at least U.S.$50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15                                  PAYMENTS ON NOTES.

15.1                        Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in at the principal office of the Fiscal Agent.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2                        Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, Modified Make-Whole Amount or Additional Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, upon endorsement or presentment and surrender of such Note or the relevant Coupon as provided in Section 8.5(b).  Upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2.  The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16                                  EXPENSES, ETC.

16.1                        Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a single special U.S. counsel and a single special Italian counsel) incurred by the Joint Representative in connection with its capacity as Joint Representative pursuant to Section 18 of this Agreement and each Purchaser or other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Documents (whether or not such amendment, waiver or consent becomes effective), or any action (or contemplated action) to be taken in respect of such documents, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Documents, including, without limitation, any costs and expenses associated with enforcing in Italy or any other jurisdiction any judgment obtained in the United States against any Obligor, (b) any registration tax, stamp duty tax or other similar tax, duty or charges incurred in relation to any Financing Document, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Document, or by reason of being a holder of any Note or depositing amounts in the fund described in Section 18.1(d), (c) the costs and expenses of no more than two financial advisors and two reporting accountants in each jurisdiction where any Obligor primarily conducts business, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Documents, (d) the reasonable travel, lodging and related out-of-pocket costs and expenses of (i) a representative (including any proxy) of each holder of Notes if its presence at any Noteholders’ Meeting is required and/or (ii) the Joint Representative incurred in connection with attending Noteholders’ Meetings held pursuant to Section 18, (e) all reasonable fees and disbursements of the holders of the Notes in determining whether a Noteholders’ Meeting shall be convened to consider any matter relating to the Group (or any member thereof) or any Financing Document, (f) amounts to reimburse the Joint Representative or any holder of Notes on demand for all expenditures made by such Persons to perform or discharge any obligations that they reasonably determine, in their sole discretion, that any Obligor should have performed pursuant to this Agreement and the other Financing Documents and (g) the fees and costs incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO in an amount not to exceed $4,000, and all subsequent annual and interim filings of documents and financial information related to this Agreement with the SVO in an amount not to exceed $4,000 per annum.  The Company will pay, and will save the Joint Representative, each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by such Purchasers or other holder in connection with its purchase of Notes), and will pay all fees, costs and expenses of each Custodial Agent (as defined in the Depository Agreement), the Custodian, the Depository and the Fiscal Agent (and, for the avoidance of doubt, all fees, costs and expenses of any holder of Notes owing to such Persons in connection with the arrangements contemplated by the Depository Agreement, including the costs and expenses associated with opening and maintaining any accounts in connection therewith) and all indemnities payable under the Depository Agreement and the Noteholder Voting Agreement.

16.2                        Certain Taxes.

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of the Financing Documents or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or Italy or of any amendment of, or waiver or consent under or with respect to, any Financing Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

16.3                        Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Documents, and the termination of this Agreement.

17                                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between each Purchaser and the Company, and supersede all prior agreements and understandings relating to the subject matter hereof.

18                                  AMENDMENT AND WAIVER.

18.1                        Meetings of Holders.

Subject to Section 18.3, to the extent required by Article 2415 of the Italian Civil Code, any decisions relating to the following matters: (a) appointment and removal of a Joint Representative, (b) amendments to the terms and conditions of this Agreement and/or the Notes (subject to Section 18.3), (c) motions for composition or other similar insolvency proceedings, (d) establishment of a fund for the expenses necessary for the protection of common interests and (e) any “matters of common interest” of the holders of Notes (including, without limitation any acceleration of the maturity of the Notes that must be effected by two or more such holders acting in concert), shall be made at a meeting of the holders of Notes (a “Noteholders’ Meeting”) to be convened by the directors of the Company or, if already appointed, by the Joint Representative (i) when they deem it necessary or (ii) when requested by holders of Notes representing at least one-twentieth of the aggregate principal amount of the Notes then outstanding.  The Noteholders’ Meeting shall be validly held if: (i) in the case of First Call (as defined in Schedule 18.1) there are one or more Persons present (including proxies) holding Notes, Voting Certificates or Block Voting Instructions, which hold or represent in aggregate at least half of the principal amount of the Notes for the time being outstanding; (ii) in case of Second Call (as defined in Schedule 18.1) there are one or more Persons present (including proxies) holding Notes, Voting Certificates or Block Voting Instructions which hold or represent in aggregate more than one third of the principal amount of the Notes for the time being outstanding; (iii) in case of Third Call (as defined in Schedule 18.1) there are one or more Persons present (including proxies) holding Notes, Voting Certificates or Block Voting Instructions, which hold or represent in aggregate at least one fifth of the principal amount of the Notes for the time being outstanding, provided that in relation to a meeting held to consider a Reserved Matter (as defined in Schedule 18.1), the necessary quorum shall always be at least one half of the aggregate principal amount of the Notes for the time being outstanding.  Except as set forth in Section 18.3, the approval of at least two-thirds of the aggregate principal amount of the Notes, Voting Certificates or Block Voting Instructions held by holders of Notes attending the Noteholders’ Meeting in person or by proxy shall be sufficient to approve any resolution of the holders of Notes.  All Noteholders’ Meetings under this Section 18.1 shall take place in New York, New York or Milan, Italy and shall be conducted as described in Schedule 18.1, as amended from time to time in accordance with Italian law as specified in such Schedule.  To the extent required by Italian law, separate Noteholders’ Meetings may be held for each Series of Notes.

18.2                        Joint Representative.

Pursuant to Article 2417 of the Italian Civil Code, a joint representative of the holders of Notes (the “Joint Representative”) may be appointed at a Noteholders’ Meeting in order to represent the holders’ interests hereunder and to effect the resolutions duly adopted at Noteholders’ Meetings convened pursuant to Section 18.1.  The Joint Representative may also be appointed by any holder of the Notes to serve as a proxy for such holder.  In order to serve as proxy, to the extent required by Italian law then in effect, the Person being appointed as a proxy (including, without limitation, the Joint Representative if so appointed) must attend Noteholders’ Meetings in possession of the original Notes, Voting Certificates or Block Voting Instructions of registered holders for which the Joint Representative or such other Person has been designated as proxy.  To the extent required by Italian law, a Joint Representative may be appointed by the holders of each Series of Notes; the same Person may be appointed as Joint Representative for both Series.

18.3                        Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the approval of the holders by resolution adopted in accordance with the procedures set forth in Schedule 18.1 and the written consent of the Company, except that no amendment or waiver which may constitute a Reserved Matter (as defined in Schedule 18.1) will be effective as to any holder of the Notes unless such amendment or waiver is approved by the Noteholders’ Meeting with a majority of at least one half of the aggregate principal amount of the Notes for the time being outstanding, in accordance with the procedures set forth in Schedule 18.1.

18.4                        Solicitation of Holders of Notes.

(a)                                  Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.5                        Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.6                        Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding (including, without limitation, calling a Noteholders’ Meeting) or for the purpose of determining a quorum at Noteholders’ Meetings called pursuant to Section 18.1, Notes directly or indirectly owned by the Company or any of its Subsidiaries or other Affiliates shall be deemed not to be outstanding.

19                                  NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid).  Any such notice must be sent:

(a)                                  if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(b)                                 if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing;

(c)                                  if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Enrico Cavatorta, or at such other address as the Company shall have specified to the holder of each Note in writing;

(d)                                 if to the Fiscal Agent, to such Person at its address listed in Schedule C1 or at such other address as such Person shall have specified to the Company and each holder of Notes in writing;

(e)                                  if to the Depository, to such Person at its address listed in Schedule C2 or at such other address as such Person shall have specified to the Company and each holder of Notes in writing; or

(f)                                    if to the Custodian, to such Person at its address listed in Schedule C3 or at such other address as such Person shall have specified to the Company and each holder of Notes in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in Italy or any other jurisdiction in respect hereof or thereof.

20                                  REPRODUCTION OF DOCUMENTS.

The Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c)

financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21                                  CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Financing Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Financing Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company and any Subsidiary Guarantor embodying the provisions of this Section 21.

22                                  SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23                                  MISCELLANEOUS.

23.1                        Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2                        Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3                        Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.4                        Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5                        Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6                        Governing Law.

This Agreement (except for provisions regarding Noteholders’ Meetings, appointment of a Joint Representative, and amendments and waivers, in each case, including procedures therefor) shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.  Provisions regarding Noteholders’ Meetings, appointment of a Joint Representative, and amendments and waivers, in each case, including procedures therefor, as set forth in Sections 18.1, 18.2 and 18.3 shall be construed and enforced in accordance with the law of Italy.

23.7                        Jurisdiction and Process.

The Company represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, if judicial proceedings are brought by any holder of Notes to enforce any right or remedy under this Agreement or under any Note, no immunity from such proceedings will be claimed by or on behalf of the Company or with respect to its property.  With respect to any such suit, action or proceeding which may be brought by any holder of Notes, the Company hereby consents to submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement and waives any objection which it may have to the venue of any such suit, action or proceeding in any such court and any claim or defense of inconvenient forum.  The Company has delivered to each Purchaser a true and correct copy of an instrument by which the Company has irrevocably appointed Luxottica US, with offices on the date hereof at 44 Harbor Park Drive, Port Washington, NY 11050 as its authorized agent upon which process may be served in any such suit, action or proceeding, and Luxottica US has accepted such appointment as set forth in section 9 of the Subsidiary Guarantee.  The Company will take any and all action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of such agent in full force and effect, or if necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice thereof to each holder of Notes).  The Company agrees that service of process upon such agent and written notice of such service given to the Company shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding in any such court.  In making the foregoing appointment and submission to jurisdiction, the Company expressly waives the benefit of any contrary provisions of foreign law.  Nothing in this Section 23.7 shall affect the right of any holder of Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any court in which the Company is subject to suit.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THE FINANCING DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH.

23.8                        Obligation to Make Payments in Relevant Currency of Payment.

Any payment on account of an amount that is payable hereunder in the currency of any jurisdiction (the “Applicable Currency”) which is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the “Other Currency”) whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company shall constitute a discharge of the Company’s obligation, as applicable, under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the New York foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Sunday) on which banks in New York are generally open for business following receipt of the payment first referred to above.  If the amount of the Applicable Currency that could be so purchased is less than the amount of Applicable Currency originally due to such holder, the Company agrees to the fullest extent permitted by law to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.

23.9                        Usury.

It is the intention of the parties hereto to comply with all applicable usury laws, including, without limitation, the usury laws of Italy; accordingly, it is agreed that notwithstanding any provision to the contrary herein or in the Notes, or in any of the documents securing payment thereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the highest rate allowed by applicable law, including, without limitation, the usury laws of Italy (the “Maximum Rate”).  If any interest in excess of the Maximum Rate is provided for, or shall be adjudicated to be so provided for, herein or in the Notes or in any of the documents securing payment thereof or otherwise relating hereto, then in such event:

(a)                                  the provisions of this Section 23.9 shall govern and control;

(b)                                 neither the Company or any Subsidiary Guarantor, nor their respective heirs, legal representatives, successors or assigns nor any other party liable for payment on the Notes, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate;

(c)                                  any such excess with respect to any such Note which may have been collected shall, at the election of the holder of such Note, be either applied as a credit against the then unpaid principal amount on such Note or refunded to the Company; and

(d)                                 the provisions hereof and of the Notes and any documents securing payment thereof shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate.  For the purpose of determining the Maximum Rate, all interest payments with respect hereto shall be amortized, prorated and spread throughout the full term of the Notes so that the effective rate of interest thereunder is uniform throughout the term thereof.

23.10                 Additional Subsidiary Guarantors.

If the Company wishes, from time to time, any of its Subsidiaries to become an Additional Subsidiary Guarantor, then it shall have such Subsidiary deliver to each holder (i) an Instrument of Accession executed by such Additional Subsidiary Guarantor, (ii) one or more legal opinions from independent legal advisers reasonably acceptable to Required Holders (and for the avoidance of doubt, Winston & Strawn LLP, as U.S. counsel, and Studio Legale Bonelli Erede Pappalardo, as Italian counsel, are deemed to be reasonably acceptable for these purposes), in form and substance reasonably acceptable to Required Holders, relating to such Additional Subsidiary Guarantor and substantially to the same effect as those legal opinions delivered on the date of Closing with respect to the Initial Subsidiary Guarantors and (iii) a certificate of a Secretary or authorized Director of such Additional Subsidiary Guarantor substantially to the same effect as delivered on the date of Closing for the Initial Subsidiary Guarantors in accordance with Section 4.3(d).

*  *  *  *  *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement among you and the Company.

Very truly yours,

LUXOTTICA GROUP S.p.A.

By:	/s/ VITO GIANNOLA
Name:	Vito Giannola
Title:	Special Authorized Signatory

The foregoing is hereby

agreed to as of the

date thereof.

ING LIFE INSURANCE AND ANNUITY COMPANY
By:	ING Investment Management LLC, as Agent

	By:	/s/ CHRISTOPHER P. LYONS
	Name:	Christopher P. Lyons
	Title:	Senior Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent

	By:	/s/ CHRISTOPHER P. LYONS
	Name:	Christopher P. Lyons
	Title:	Senior Vice President

NATIONALE-NEDERLANDEN LEVENSVERZEKERING MAATSCHAPPIJ N.V.
By:	ING AM Insurance Companies B.V.

	By:	/s/ D.M. VAN VROENHOVEN-PAASSE
	Name:	D.M. Van Vroenhoven-Paasse
	Title:	Authorized Signatory

	By:	/s/ M.C.W. VAN MEER
	Name:	M.C.W. Van Meer
	Title:	Authorized Signatory

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Amount” is defined in Section 13.

“Additional Subsidiary Guarantor” means any Subsidiary that voluntarily becomes a Subsidiary Guarantor in accordance with Section 23.10.

“Affiliate” means at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person that beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary, (c) any corporation or other Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (d) in the case of an individual, such Person’s spouse, parent, child, child’s spouse, grandchild or grandchild’s spouse (each, a “Family Member”) and any trust, corporation or other entity formed and acting for the benefit of one or more of such Person and the Family Members.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Affiliated Entity” means each Subsidiary of the Company and any of its or the Company’s respective Controlled Affiliates.

“Agreement” is defined in Section 18.5.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Currency” is defined in Section 23.8.

“Asset Disposition” means, with respect to any Person, any sale, lease, transfer or other disposition, in a single transaction or a series of related transactions, of any of its assets or properties, including, without limitation, the capital stock of its Subsidiaries, other than any sale, lease, transfer or other disposition:

(a)                                 of inventory held for sale or other dispositions made in the ordinary course of business of the disposing entity;

(b)                                 of assets in exchange for other assets comparable or superior as to type, value and quality;

(c)                                  by any member of the Group to any other member of the Group;

Schedule B-1

(d)                                 permitted pursuant to Section 10.2 hereof;

(e)                                  with the prior written consent of Required Holders;

(f)                                   of obsolete equipment, inventory, fixtures or other assets not required for the Group’s business;

(g)                                  which is a sale and leaseback transaction; or

(h)                                 comprising the granting of leases or sub-leases of premises not presently required for the business of any member of the Group and which are on arm’s length commercial terms.

“Bank Facility Obligor” means a guarantor or co-borrower under or with respect to the Banking Facility or Facilities.

“Banking Act” is defined in Section 6.3(b).

“Banking Facility or Facilities” shall mean any bank facility or facilities to which any of the Company or any Subsidiary is a party that provides for financing, individually or in the aggregate, in excess of $200,000,000.

“Beneficial Owner” or “beneficially own” for purposes of the definitions of “Change of Control” and “Affiliate” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date of the Closing).

“Block Voting Instruction” means an English-language document (together with a translation thereof into Italian language, if required by any applicable Italian law) issued by the Custodian or the Depository and dated the date of issuance thereof, in which it is stated:

(a)                                 that Notes (not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such document and any adjournment of such meeting) bearing specified registration numbers have been deposited with the Custodian or the Depository or (to the satisfaction of the Custodian or the Depository) are held to its order or under its control and that none of the Notes will cease to be so deposited or held until the first to occur of:

(i)                                     the conclusion of the meeting specified in such document or, if applicable, any adjournment thereof; and

(ii)                                  the surrender to the Custodian or the Depository not less than 48 hours before the time for which such meeting or any adjournment thereof is convened of the receipt issued by the Custodian or the Depository in respect of each deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Custodian or the Depository to be held to its order or under its control and the giving of notice by the Custodian or the Depository to the Company of the necessary amendment to such document;

Schedule B-2

(b)                                 that each Note so deposited or held is payable to the Person named therein and such Person is recorded as the owner of the Note on the Company’s register for the registration and registration of transfers of Notes;

(c)                                  that, to the knowledge of the Custodian or Depository (as the case may be), the Note or Notes so deposited or held are free of any liens, pledges or encumbrances whatsoever registered thereon attributing the voting right to a Person different from such Persons;

(d)                                 that each holder of the Notes so deposited or held has instructed the Custodian or the Depository that the vote(s) attributable to such Note or Notes should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting or any adjournment thereof;

(e)                                  the total number, total nominal amount and the registration numbers (set forth if available) of the Notes so deposited or held distinguishing with regard to each such resolution between those in respect of which instructions have been given that the relevant votes should be cast in favor of the resolution and those in respect of which instructions have been given that the relevant votes should be cast against the resolution; and

(f)                                   the names of one or more Persons (each a “proxy”) who is or are authorized and instructed by such Custodian or the Depository to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in subparagraph (e) as set forth in such document, provided that no single proxy may attend and/or vote on behalf of more than such number of holders of Notes as at any meeting would exceed the limits specified in Article 2372 of the Italian Civil Code.

The proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant Noteholders’ Meeting or adjournment thereof be deemed to be the holder of the Notes to which the Block Voting Instruction relates and the Custodian or the Depository with which the Notes have been deposited or the Person holding the same to the order or under the control of such Custodian or the Depository shall be deemed for those purposes not to be the holder of those Notes.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York or Milan are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control” occurs if any Person or Persons acting in concert (other than a Qualifying Shareholder), together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding voting stock of the Company.

Schedule B-3

“Change of Control Prepayment Offer” is defined in Section 8.8(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Common Equity” means, with respect to any Person, all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock).

“Company” is defined in the first paragraph of this Agreement.

“Company Notice” is defined in Section 8.8(a).

“Confidential Information” is defined in Section 21.

“CONSOB” is defined in Section 6.3(a).

“Consolidated Financial Statements” means, at any time, with respect to the Group, the published audited consolidated financial statements of the Group prepared in accordance with GAAP in respect of its then most recently ended financial year.

“Consolidated Pro Forma Financial Statements” means, at any time, with respect to the Group, the published audited consolidated financial statements of the Group prepared in accordance with GAAP in respect of its then most recently ended financial year, including, on a pro forma basis, the relevant results of any Target; provided, however, that the pro forma inclusion of the relevant results of any Target shall not give pro forma effect to any actual or anticipated synergies that may arise as a result of the acquisition of such Target.

“Consolidated Quarterly Financial Statements” means, at any time, with respect to the Group, the quarterly financial statements of the Group in respect of each of its four then most recently ended financial quarters (other than the last quarter in a financial year).

“Consolidated Quarterly Pro Forma Financial Statements” means, at any time, with respect to the Group, the quarterly financial statements of the Group in respect of each of its four then most recently ended financial quarters (other than the last quarter in a financial year), including, on a pro forma basis, the relevant results of any Target; provided, however, that the pro forma inclusion of the relevant results of any Target shall not give pro forma effect to any actual or anticipated synergies that may arise as a result of the acquisition of such Target.

“Consolidated Shareholders’ Equity” means, as of any date, the consolidated shareholders’ equity shown on the Consolidated Financial Statements or Consolidated Quarterly Financial Statements, as the case may be, most recently delivered to the holders of the Notes.

“Controlled Affiliate” means an Affiliate of the Company in respect of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the

Schedule B-4

management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

“Coupon” means any interest coupon appertaining to any Note.

“Currency Restriction Event” means, in connection with the assumption by any successor to the Company of the Company’s obligations under the Financing Documents, pursuant to a merger, consolidation, etc., the existence of any laws, regulations, rules or statutes, in effect at the time of such assumption in any jurisdiction from which the successor would be originating any payments under the Financing Documents that would subject such payments to any foreign exchange controls or other similar restrictions.

“Custodian” means a bank or intermediary that qualifies for the application of Law 239/96 of Italy, and, subject to such restriction, means Deutsche Bank Trust Company Americas or its successor or assign appointed by the Purchasers pursuant to the Depository Agreement.

“Debt Prepayment Application” means, with respect to any Asset Disposition, the application by the Company or any of its Subsidiaries of all or any portion of the Net Proceeds Amount to permanently prepay any Indebtedness of the Company or any of its Subsidiaries or any Priority Debt, provided that, if in the course of such application the Company makes an offer to prepay outstanding Notes in accordance with Section 8.2 of this Agreement, the Modified Make-Whole Amount shall be applied for the purposes of such a prepayment.  If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have prepaid Indebtedness in an amount equal to the aggregate principal amount of Notes of such holder which the Company has offered to prepay.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means: (a) with respect to the Series G Notes, that rate of interest that is the greater of (i) 5.75% per annum or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York, as its “base” or “prime” rate; and (b) with respect to the Series H Notes, that rate of interest that is the greater of (i) 6.25% per annum or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York, as its “base” or “prime” rate.

“Depository” means an Italian bank or intermediary that qualifies for the application of Law 236/96 of Italy, and, subject to such restriction, means Deutsche Bank S.p.A. or its successor or assign appointed by the Purchasers pursuant to the Depository Agreement.

“Depository Agreement” is defined in Section 4.13.

“Depository Agreement Forms” is defined in Section 13.

“Depository Agreement Joinder” is defined in Section 14.2.

Schedule B-5

“Disposition Value” means, at any time, with respect to any property or assets:

(a)                                 in the case of property or assets that do not constitute capital stock of any Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b)                                 in the case of property or assets that constitute capital stock of a Subsidiary, an amount equal to (i) the book value of the assets of the Subsidiary that issued such stock, multiplied by (ii) the percentage, expressed as a decimal, of the total outstanding Common Equity of such Subsidiary that is represented by the Common Equity being sold (assuming, in making such calculations, that all securities convertible into such Common Equity are so converted and giving effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition hereof, in good faith by the Company.

“Dollars” or “U.S.$” or “$” means the lawful currency of the United States of America.

“EBITDA” means, in relation to any Relevant Period or Pro Forma Relevant Period, as the case may be, the consolidated income from operations of the Group for that Relevant Period or Pro Forma Relevant Period, as the case may be, after adding back all amounts deducted from consolidated income from operations for depreciation, amortization, write-downs of goodwill and other intangible assets, and extraordinary or non-recurring items.

“Electronic Delivery” is defined in Section 7.1(a).

“Environment” means living organisms including the ecological systems of which they form part and the following media:  (a) air (including air within buildings or natural or man-made structures, whether above or below ground); (b) water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including land under water).

“Environmental Laws” means all laws and regulations of any relevant jurisdiction which: (a) have as a purpose the protection of, and/or prevention of harm or damage to, the Environment; (b) provide remedies or compensation for harm or damage to the Environment; or (c) relate to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the unit of single currency of the member states of the European Community that have adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“Event of Default” is defined in Section 11.

Schedule B-6

“Event of Illegality” means, in connection with the assumption by any successor to the Company of the Company’s obligations under the Financing Documents pursuant to a merger, consolidation, etc., a determination, in good faith, after consultation with counsel, by any holder of Notes that at the time of such assumption and by virtue thereof the continued maintenance of such holder’s interest in its Notes has been made unlawful by any U.S. law or governmental rule, regulation or order applicable to such holder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Exemption Form” has the meaning set forth in the Depository Agreement.

“Financial Services Act” is defined in Section 6.3(a).

“Financing Documents” means this Agreement, the Notes, the Subsidiary Guarantee, the Depository Agreement, the Noteholder Voting Agreement and all agreements and ancillary documents entered into in connection therewith.

“Fiscal Agent” means Deutsche Bank S.p.A., and its successor or assign appointed by the Company pursuant to the Depository Agreement.

“Foreign Pension Plan” means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Forms” is defined in Section 13.

“GAAP” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Governmental Authority” means

(a)                                 the government of

(i)                                     the United States of America or any State or other political subdivision thereof, or

(ii)                                  Italy or any political subdivision thereof, or

(iii)                               any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

Schedule B-7

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” means the Company and its Subsidiaries, collectively.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                 to purchase such indebtedness or obligation or any property constituting security therefor;

(b)                                 to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Substance” means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Indebtedness” means any indebtedness for or in respect of the following (without duplication) if and to the extent any of the following would appear as a liability on a balance sheet prepared in accordance with GAAP:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

Schedule B-8

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price relating to Indebtedness (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(g)                                  shares of capital stock which are required to be redeemed (other than at the option of the issuer) before the final maturity of the Notes;

(h)                                 any reimbursement obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (provided that, for all purposes (other than in relation to the cross default provision) any reimbursement obligation relating to the obligations of a member of the Group arising in the ordinary course of its trading for purposes other than to raise finance, shall not be included in this paragraph (h)); and

(i)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Subsidiary Guarantors” means Luxottica S.r.l., a corporation incorporated in Italy, and Luxottica US.

“Insolvency Act” means, with respect to the Company, the Royal Decree 16 March 1942, n. 267, the Legislative Decree 8 July 1999, n.  270, the Law-Decree 23 December 2003 no. 347, as converted into law, and any other laws relating to insolvency, or pre-insolvency, of an Italian company or Person applicable in Italy from time to time, including, without limitation, EU Regulation n. 1346/2000.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note (together with one or more of its affiliates) holding more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Instrument of Accession” means an Instrument of Accession substantially in the form of Annex B to the form of Subsidiary Guarantee attached hereto as Exhibit 1(b).

“Interest Payment Date” means, subject to Section 23.2, each of September 15 and March 15 in each year commencing with March 15, 2011.

Schedule B-9

“Italian Civil Code” means the Italian Civil Code as enacted pursuant to the Royal Decree (Regio Decreto) of March 16, 1942, no. 262 and as subsequently amended.

“Italian Stock Exchange” means Borsa Italiana S.p.A.

“Joint Representative” is defined in Section 18.2.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Luxottica US” means Luxottica U.S. Holdings Corp., a Delaware corporation.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, financial condition or results of operations of the Group, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Group, taken as a whole, (b) the ability of the Company to perform its material obligations under any of the Financing Documents, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guarantee or (d) the validity or enforceability of any of the Financing Documents.

“Material Subsidiary” means a Subsidiary of the Company the profits before interest and tax or net assets of which as at the date as at which its latest annual audited or quarterly consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5% or more of the consolidated profits before interest and tax or net assets (respectively) of the Group (all as calculated by reference to the latest Consolidated Financial Statements or Consolidated Quarterly Financial Statements (as the case may be)).

“Maximum Rate” is defined in Section 23.9.

“Modified Make-Whole Amount” is defined in Section 8.7.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

Schedule B-10

“Net Debt” means, as of any Relevant Date, the sum of (i) bank overdrafts, plus (ii) notes payable, plus (iii) current portion of long term debt, plus (iv) long term debt, minus (v) cash and cash equivalents, minus (vi) restricted cash.

“Net Financial Charges” means, in relation to any Relevant Period or Pro Forma Relevant Period, as the case may be, the consolidated amount of interest expense of the Group, minus the consolidated interest income of the Group.

“Net Proceeds Amount” means, with respect to any Asset Disposition, an amount equal to the following:

(a)                                 the aggregate amount of cash or cash equivalents received by such Person in respect of such Asset Disposition, minus

(b)                                 all ordinary and reasonable out-of-pocket costs and expenses (including, without limitation, any investment banking fees, brokerage fees or sales commissions) incurred by such Person in connection with such Asset Disposition, minus

(c)                                  any taxes paid or payable by such Person as a result of such Asset Disposition, minus

(d)                                 appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liability associated with such Asset Disposition, including, without limitation, liabilities under any indemnification obligations associated with such Asset Disposition.

“Newly-Acquired Subsidiary” is defined in Section 10.4 of the Note Purchase Agreement.

“Noteholder Voting Agreement” means the Noteholder Voting Agreement dated as of the date of Closing by and among Bingham McCutchen LLP and each of the Purchasers and acknowledged as to certain sections by the Company, as amended, restated or otherwise modified from time to time.

“Noteholder Voting Agreement Joinder” is defined in Section 14.2.

“Noteholders’ Meeting” is defined in Section 18.1.

“Notes” is defined in Section 1.

“Obligors” means the Company and the Subsidiary Guarantors.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

Schedule B-11

“Other Currency” is defined in Section 23.8.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Lien” is defined in Section 10.4.

“Person” means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Prepayment Date” is defined in Section 8.8(a).

“Priority Debt” means, without duplication, the aggregate of (i) all Indebtedness of the Group that is secured by a Lien permitted pursuant to Section 10.4(b)(xii) of this Agreement (and not permitted by any other sub-clause in Section 10.4), other than a Lien on the capital stock of either the Company or any Subsidiary Guarantor, and (ii) Indebtedness of any member of the Group other than the Company or any Subsidiary that, pursuant to the Subsidiary Guarantee entered into in accordance with Section 23.10, voluntarily guarantees the Company’s obligations under this Agreement; provided, however, that for the purposes of this definition of Priority Debt: (a) the Indebtedness of any Newly-Acquired Subsidiary shall not be included in the determination of Priority Debt (nor, for the avoidance of doubt, shall the refinancing of any such Indebtedness be included in the determination of Priority Debt, but only to the extent the aggregate principal amount of such Indebtedness is not increased as a result of such refinancing) so long as such Indebtedness was not incurred or increased in contemplation of the acquisition and is not increased other than as permitted by a revolving credit facility or other arrangement entered into by the Newly-Acquired Subsidiary that is in effect at the time of, and not entered into in contemplation of, the acquisition; and (b) Indebtedness owing to the Company or any Wholly-Owned Subsidiary shall not be included in the determination of Priority Debt.

“Pro Forma Relevant Period” means any Relevant Period during which an acquisition of any Target by a member of the Group is completed.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Asset Disposition, the application of all or any portion of the Net Proceeds Amount to the acquisition by any member of the Group of property or assets (including the capital stock of any entity) that replaces the property or assets that were subject to the Asset Disposition or in property or assets that will be used or useful in the business or operations of the Group.

Schedule B-12

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualifying Shareholder” means:

(a)                                 Leonardo Del Vecchio and/or any of his Affiliates;

(b)                                 any company controlled, directly or indirectly, by Leonardo Del Vecchio and/or any of his Affiliates; or

(c)                                  any trust or other similar entity in which Leonardo Del Vecchio and/or any of his Affiliates, whether alone or together, own(s) or control(s) all or substantially all of the beneficial interests.

“Registration Duty” means any registration duty, stamp tax or similar amount payable in connection with the use in an Italian judicial proceeding (including, without limitation, a judicial proceeding recognizing a foreign judgment) of this Agreement, the Notes or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“Regulation No. 11971” is defined in Section 6.3(a).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Date” means March 31, June 30, September 30 or December 31 in any year.

“Relevant Period” means each period of 12 months ending on a Relevant Date.

“Repurchase Price” is defined in Section 8.8(a).

“Requesting Holder” is defined in Section 14.1.

“Required Holders” means, at any time, the holder or holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other director or officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

Schedule B-13

“Senior Financial Officer” means in respect of any Person, the chief financial officer, finance director, principal accounting officer, treasurer or comptroller of such Person.

“Series” means any of the Series G Notes or Series H Notes, as the case may be.

“Series G Notes” is defined in Section 1(a).

“Series H Notes” is defined in Section 1(a).

“Solvent” means, with respect to each Initial Subsidiary Guarantor, that on the date of Closing (i) the fair market value of the assets of such Initial Subsidiary Guarantor is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair saleable value of the assets of such Initial Subsidiary Guarantor is greater than the sum of its stated liabilities and identified contingent liabilities, (iii) such Initial Subsidiary Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) such Initial Subsidiary Guarantor does not have unreasonably small capital and (v) such Initial Subsidiary Guarantor is not unable to or has not been deemed to be unable to pay its debts as they fall due.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, joint venture or limited liability company if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” is defined in Section 1(b).

“Subsidiary Guarantors” means each of the Initial Subsidiary Guarantors and any Additional Subsidiary Guarantors.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Target” means any company acquired after September 1, 2010 by a member of the Group, and the Subsidiaries of such company, for which the Company elects to provide, or would otherwise be required to provide pursuant to Regulation S-X, pro forma financial results in the Consolidated Financial Statements and Consolidated Quarterly Financial Statements (as the case may be).

Schedule B-14

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxing Jurisdiction” is defined in Section 13.

“Total Assets” means, as of the date of any determination, the consolidated total assets of the Group shown on the Consolidated Financial Statements or Consolidated Quarterly Financial Statements (as the case may be) most recently delivered to the holders of the Notes.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Certificate” means an English-language certificate (together with a translation thereof into Italian language, if required by any applicable Italian law) issued by the Custodian or the Depository and dated the date of issuance thereof in which it is stated:

(a)                                 that on the date of the certificate, Notes (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such certificate and any adjournment of such meeting) bearing specified registration numbers have been deposited with the Custodian or the Depository or (to the satisfaction of the Custodian or the Depository) are held to its order or under its control and that none of the Notes will cease to be so deposited or held until the first to occur of:

(i)                                     the conclusion of the meeting specified in such certificate or, if applicable, any adjournment thereof; and

(ii)                                  the surrender of such certificate to the Custodian or the Depository which issued the same;

(b)                                 that the Note is payable to the Person named therein and such Person is recorded as the owner of the Note on the Company’s register for the registration and registration of transfers of Notes;

(c)                                  that, to the knowledge of the Custodian or Depository (as the case may be), the Note or Notes are free of any liens, pledges or encumbrances whatsoever registered thereon attributing the voting right to a Person different from such Person; and

(d)                                 that, to the knowledge of the Custodian or Depository (as the case may be), the bearer of such certificate is entitled to attend and vote at the meeting and any adjournment thereof in respect of the Notes represented by the certificate.

The holder of any Voting Certificate shall for all purposes in connection with the relevant Noteholders’ Meeting or adjournment thereof be deemed to be the holder of the Notes to which the Voting Certificate relates and the Custodian or the Depository with

Schedule B-15

which the Notes have been deposited or the Person holding the same to the order or under the control of such Custodian or the Depository shall be deemed for those purposes not to be the holder of those Notes.

“Wholly-Owned Subsidiary” means any Subsidiary all of the equity interests (except director’s qualifying shares) and voting interests of which are owned by any one or more of the Company and other Wholly-Owned Subsidiaries.

Schedule B-16

SCHEDULE 4.9

Changes in Corporate Structure

None.

Schedule C2-1

SCHEDULE 5.3

Disclosure Materials

1.                                       Luxottica Group S.p.A. annual report on Form 20-F for the fiscal year ended December 31, 2009 (as filed with the U.S. Securities and Exchange Commission on April 29, 2010).

2.                                       Press release of Luxottica Group S.p.A. dated September 1, 2010 relating to its share buy-back program (as furnished to the U.S. Securities and Exchange Commission on September 1, 2010).

3.                                       Luxottica Group S.p.A. quarterly report on Form 6-K for the three and six month periods ended June 30, 2010 (as furnished to the U.S. Securities and Exchange Commission on August 5, 2010).

Schedule 5.3-1

SCHEDULE 5.4

Subsidiaries of the Company and Ownership of Subsidiary Shares

Subsidiaries	Direct Parent	City of Registered Office	Divisa Capitale Sociale	Share Capital	Number of Issued Shares	% Direct Ownership	% Group Ownership
1242 PRODUCTIONS INC	OAKLEY INC	TUMWATER	USD	100,000.00	100,000.00	100.00	100.00
AIR SUN	SUNGLASS HUT TRADING, LLC	MASON	USD	1.00	100.00	70.00	70.00
ARNETTE OPTIC ILLUSIONS INC	LUXOTTICA U.S. HOLDINGS CORP	IRVINE-CALIFORNIA	USD	1.00	100.00	100.00	100.00
AVANT GARDE OPTICS LLC	ARNETTE OPTIC ILLUSIONS INC	NEW YORK-NY	USD	1.00	1.00	100.00	100.00
BAZOOKA INC	OAKLEY INC	TUMWATER	USD	1.00	1,000.00	100.00	100.00
BEIJING SI MING DE TRADING CO LTD	SPV ZETA Optical Trading (Beijing) Co Ltd	BEIJING	CNR	30,000.00	30,000.00	100.00	100.00
BRIGHT EYES FRANCHISING PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	600,070.00	110.00	100.00	100.00
BRIGHT EYES LEASING PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	20.00	110.00	100.00	100.00
BRIGHT EYES RETAIL PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	110.00	110.00	100.00	100.00
BRIGHT EYES TRADE MARKS PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	200,100.00	110.00	100.00	100.00
BUDGET EYEWEAR AUSTRALIA PTY LTD	LUXOTTICA RETAIL AUSTRALIA PTY LTD	MACQUARIE PARK-NSW	AUD	341,762.00	341,762.00	100.00	100.00
BUDGET SPECS (FRANCHISING) PTY LTD	BUDGET EYEWEAR AUSTRALIA PTY LTD	MACQUARIE PARK-NSW	AUD	2.00	2.00	100.00	100.00
CENTRE PROFESSIONNEL DE VISION USSC INC	THE UNITED STATES SHOE CORPORATION	TORONTO-ONTARIO	CAD	1.00	99.00	100.00	100.00
COLE VISION SERVICES INC	EYEMED VISION CARE LLC	DOVER-DELAWARE	USD	10.00	1,000.00	100.00	100.00
COLLEZIONE RATHSCHULER SRL	LUXOTTICA GROUP SPA	AGORDO	EUR	10,000.00	10,000.00	100.00	100.00
DAVID CLULOW (OPTICS) LIMITED	OPTIKA HOLDINGS LIMITED	LONDON	GBP	2.00	2.00	100.00	100.00
DAVID CLULOW BRIGHTON LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW COBHAM LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW CROUCH END LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW IRELAND LIMITED	SUNGLASS HUT IRELAND LIMITED	DUBLIN 6	EUR	100.00	100.00	100.00	100.00
DAVID CLULOW LOUGHTON LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW MARLOW LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW NEWBURY LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW OXFORD LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
DAVID CLULOW RICHMOND LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00

Schedule 5.4-1

DAVID CLULOW WIMBLEDON LIMITED	OPTIKA LIMITED	LONDON	GBP	2.00	2.00	50.00	50.00
ECOTOP PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	10,100.00	110.00	100.00	100.00
ENTERPRISES OF LENSCRAFTERS LLC	LUXOTTICA RETAIL NORTH AMERICA INC	MARION-OHIO	USD	1,000.00	1,000.00	100.00	100.00
EYE SAFETY SYSTEMS INC	OAKLEY INC	DOVER	USD	1.00	100.00	100.00	100.00
EYEBIZ LABORATORIES PTY LIMITED	LUXOTTICA RETAIL AUSTRALIA PTY LTD	MACQUARIE PARK-NSW	AUD	5.00	10.00	30.00	30.00
EYEMED INSURANCE COMPANY	LUXOTTICA U.S. HOLDINGS CORP	PHOENIX - ARIZONA	USD	250,000.00	250,000.00	100.00	100.00
EYEMED VISION CARE IPA LLC	EYEMED VISION CARE LLC	NEW YORK-NEW YORK	USD	1.00	1.00	100.00	100.00
EYEMED VISION CARE LLC	LUXOTTICA RETAIL NORTH AMERICA INC	DOVER-DELAWARE	USD	1.00	1.00	100.00	100.00
EYEXAM OF CALIFORNIA INC	THE UNITED STATES SHOE CORPORATION	LOS ANGELES-CALIFORNIA	USD	10.00	1,000.00	100.00	100.00
FIRST AMERICAN ADMINISTRATORS INC	EYEMED VISION CARE LLC	PHOENIX-ARIZONA	USD	1,000.00	1,000.00	100.00	100.00
GIBB AND BEEMAN PTY LIMITED	OPSM GROUP PTY LIMITED	MACQUARIE PARK-NSW	AUD	399,219.00	798,438.00	100.00	100.00
GUANGZHOU MING LONG OPTICAL TECHNOLOGY CO LTD	LUXOTTICA LEASING SRL	GUANGZHOU CITY	CNR	140,500,000.00	140,500,000.00	100.00	100.00
IACON INC	OAKLEY INC	SCOTTSDALE	USD	5,000.00	5,000.00	100.00	100.00
LAUBMAN AND PANK PTY LTD	LUXOTTICA RETAIL AUSTRALIA PTY LTD	MACQUARIE PARK-NSW	AUD	2,370,448.00	4,740,896.00	100.00	100.00
LENSCRAFTERS INTERNATIONAL INC	THE UNITED STATES SHOE CORPORATION	MARION-OHIO	USD	500.00	5.00	100.00	100.00
LRE LLC	LUXOTTICA RETAIL NORTH AMERICA INC	MARION-OHIO	USD	1.00	1.00	100.00	100.00
LUXOTTICA (CHINA) INVESTMENT CO LTD	LUXOTTICA TRADING AND FINANCE LIMITED	SHANGHAI	USD	40,000,000.00	40,000,000.00	100.00	100.00
LUXOTTICA (SHANGHAI) TRADING CO., LTD	LUXOTTICA HOLLAND BV	Shanghai	EUR	1,000,000.00	1,000,000.00	100.00	100.00
LUXOTTICA (SWITZERLAND) AG	LUXOTTICA GROUP SPA	ZURIGO	CHF	100,000.00	100.00	100.00	100.00
LUXOTTICA ARGENTINA SRL	LUXOTTICA GROUP SPA	BUENOS AIRES	ARS	700,000.00	700,000.00	74.57	75.00
LUXOTTICA ARGENTINA SRL	LUXOTTICA SRL	BUENOS AIRES	ARS	700,000.00	700,000.00	0.43	75.00
LUXOTTICA AUSTRALIA PTY LTD	OPSM GROUP PTY LIMITED	MACQUARIE PARK-NSW	AUD	1,715,000.00	1,715,000.00	100.00	100.00
LUXOTTICA BELGIUM NV	LUXOTTICA GROUP SPA	BERCHEM	EUR	62,000.00	100.00	99.00	100.00
LUXOTTICA BELGIUM NV	LUXOTTICA SRL	BERCHEM	EUR	62,000.00	100.00	1.00	100.00
LUXOTTICA BRASIL PRODUTOS OTICOS E ESPORTIVOS LTDA	LUXOTTICA SRL	SAN PAOLO	BRL	93,457,587.00	93,457,587.00	0.00	100.00
LUXOTTICA BRASIL PRODUTOS OTICOS E ESPORTIVOS LTDA	LUXOTTICA GROUP SPA	SAN PAOLO	BRL	93,457,587.00	93,457,587.00	57.99	100.00
LUXOTTICA BRASIL PRODUTOS OTICOS E ESPORTIVOS LTDA	OAKLEY CANADA INC	SAN PAOLO	BRL	93,457,587.00	93,457,587.00	42.01	100.00

Schedule 5.4-2

LUXOTTICA CANADA INC	LUXOTTICA GROUP SPA	TORONTO-ONTARIO	CAD	200.00	200.00	100.00	100.00
LUXOTTICA CENTRAL EUROPE KFT	LUXOTTICA HOLLAND BV	BUDAPEST	HUF	53,000,000.00	53,000,000.00	100.00	100.00
Luxottica ExTrA Limited	LUXOTTICA TRADING AND FINANCE LIMITED	DUBLINO 2	EUR	1.00	1.00	100.00	100.00
LUXOTTICA FASHION BRILLEN VERTRIEBS GMBH	LUXOTTICA GROUP SPA	HAAR	EUR	230,081.35	230,081.00	100.00	100.00
LUXOTTICA FRANCE SAS	LUXOTTICA GROUP SPA	VALBONNE	EUR	534,000.00	500.00	100.00	100.00
LUXOTTICA FRANCHISING AUSTRALIA PTY LIMITED	LUXOTTICA RETAIL AUSTRALIA PTY LTD	MACQUARIE PARK-NSW	AUD	2.00	2.00	100.00	100.00
LUXOTTICA GOZLUK ENDUSTRI VE TICARET ANONIM SIRKETI	LUXOTTICA SRL	CIGLI-IZMIR	LTL	10,390,459.89	1,039,045,989.00	0.00	100.00
LUXOTTICA GOZLUK ENDUSTRI VE TICARET ANONIM SIRKETI	LUXOTTICA LEASING SRL	CIGLI-IZMIR	LTL	10,390,459.89	1,039,045,989.00	0.00	100.00
LUXOTTICA GOZLUK ENDUSTRI VE TICARET ANONIM SIRKETI	LUXOTTICA GROUP SPA	CIGLI-IZMIR	LTL	10,390,459.89	1,039,045,989.00	64.84	100.00
LUXOTTICA GOZLUK ENDUSTRI VE TICARET ANONIM SIRKETI	LUXOTTICA HOLLAND BV	CIGLI-IZMIR	LTL	10,390,459.89	1,039,045,989.00	0.00	100.00
LUXOTTICA GOZLUK ENDUSTRI VE TICARET ANONIM SIRKETI	SUNGLASS HUT NETHERLANDS BV	CIGLI-IZMIR	LTL	10,390,459.89	1,039,045,989.00	35.16	100.00
LUXOTTICA HELLAS AE	LUXOTTICA GROUP SPA	PALLINI	EUR	1,752,900.00	58,430.00	70.00	70.00
LUXOTTICA HOLLAND BV	LUXOTTICA GROUP SPA	AMSTERDAM	EUR	45,000.00	100.00	100.00	100.00
LUXOTTICA IBERICA SA	LUXOTTICA GROUP SPA	BARCELLONA	EUR	1,382,901.00	230,100.00	100.00	100.00
LUXOTTICA INDIA EYEWEAR PRIVATE LIMITED	LUXOTTICA HOLLAND BV	GURGAON-HARYANA	RUP	500,000.00	50,000.00	100.00	100.00
LUXOTTICA INDIA EYEWEAR PRIVATE LIMITED	LUXOTTICA LEASING SRL	GURGAON-HARYANA	RUP	500,000.00	50,000.00	0.00	100.00
LUXOTTICA ITALIA SRL	LUXOTTICA SRL	AGORDO	EUR	5,000,000.00	5,000,000.00	100.00	100.00
LUXOTTICA KOREA LTD	LUXOTTICA GROUP SPA	SEOUL	KRW	120,000,000.00	12,000.00	100.00	100.00
LUXOTTICA LEASING SRL	LUXOTTICA GROUP SPA	AGORDO	EUR	36,000,000.00	36,000,000.00	100.00	100.00
LUXOTTICA MEXICO SA DE C.V.	LUXOTTICA GROUP SPA	CITTA’ DEL MESSICO	MXN	2,000,000.00	2,000.00	96.00	100.00
LUXOTTICA MEXICO SA DE C.V.	LUXOTTICA SRL	CITTA’ DEL MESSICO	MXN	2,000,000.00	2,000.00	4.00	100.00
LUXOTTICA MIDDLE EAST FZE	LUXOTTICA GROUP SPA	DUBAI	AED	1,000,000.00	1.00	100.00	100.00
LUXOTTICA NEDERLAND BV	LUXOTTICA GROUP SPA	HEEMSTEDE	EUR	453,780.22	10,000.00	51.00	51.00
LUXOTTICA NORDIC AB	LUXOTTICA GROUP SPA	STOCKHOLM	SEK	250,000.00	2,500.00	100.00	100.00
LUXOTTICA NORGE AS	LUXOTTICA GROUP SPA	KONGSBERG	NOK	100,000.00	100.00	100.00	100.00
LUXOTTICA NORTH AMERICA DISTRIBUTION LLC	AVANT GARDE OPTICS LLC	DOVER	USD	1.00	1.00	100.00	100.00
LUXOTTICA OPTICS LTD	LUXOTTICA GROUP SPA	TEL AVIV	ILS	43.50	435,000.00	100.00	100.00
LUXOTTICA POLAND SP ZOO	LUXOTTICA GROUP SPA	CRACOVIA	PLN	390,000.00	780.00	25.00	100.00
LUXOTTICA POLAND SP ZOO	LUXOTTICA HOLLAND BV	CRACOVIA	PLN	390,000.00	780.00	75.00	100.00
LUXOTTICA PORTUGAL-COMERCIO DE OPTICA SA	LUXOTTICA GROUP SPA	LISBONA	EUR	700,000.00	140,000.00	99.79	100.00

Schedule 5.4-3

LUXOTTICA PORTUGAL-COMERCIO DE OPTICA SA	LUXOTTICA SRL	LISBONA	EUR	700,000.00	140,000.00	0.21	100.00
LUXOTTICA RETAIL AUSTRALIA PTY LTD	OPSM GROUP PTY LIMITED	MACQUARIE PARK-NSW	AUD	307,796.00	307,796.00	100.00	100.00
LUXOTTICA RETAIL CANADA INC	THE UNITED STATES SHOE CORPORATION	TORONTO	CAD	12,671.00	12,671.00	22.93	100.00
LUXOTTICA RETAIL CANADA INC	LENSCRAFTERS INTERNATIONAL INC	TORONTO	CAD	12,671.00	12,671.00	52.91	100.00
LUXOTTICA RETAIL CANADA INC	LUXOTTICA RETAIL NORTH AMERICA INC	TORONTO	CAD	12,671.00	12,671.00	3.27	100.00
LUXOTTICA RETAIL CANADA INC	LUXOTTICA NORTH AMERICA DISTRIBUTION LLC	TORONTO	CAD	12,671.00	12,671.00	20.90	100.00
LUXOTTICA RETAIL FRANCHISING AUSTRALIA PTY LIMITED	LUXOTTICA RETAIL AUSTRALIA PTY LTD	MACQUARIE PARK-NSW	AUD	2.00	2.00	100.00	100.00
LUXOTTICA RETAIL HONG KONG LIMITED	PROTECTOR SAFETY INDUSTRIES PTY LTD	HONG KONG-HONG KONG	HKD	149,127,000.00	1,491,270.00	100.00	100.00
LUXOTTICA RETAIL NEW ZEALAND LIMITED	PROTECTOR SAFETY INDUSTRIES PTY LTD	AUCKLAND	NZD	100.00	100.00	100.00	100.00
LUXOTTICA RETAIL NORTH AMERICA INC	THE UNITED STATES SHOE CORPORATION	MARION-OHIO	USD	1.00	20.00	100.00	100.00
LUXOTTICA SOUTH AFRICA PTY LTD	LUXOTTICA GROUP SPA	CAPE TOWN - OBSERVATORY	ZAR	220,001.00	220,001.00	100.00	100.00
LUXOTTICA SOUTH EASTERN EUROPE LTD	LUXOTTICA HOLLAND BV	NOVIGRAD	HRK	1,000,000.00	1,000,000.00	70.00	70.00
LUXOTTICA SOUTH PACIFIC HOLDINGS PTY LIMITED	LUXOTTICA GROUP SPA	MACQUARIE PARK-NSW	AUD	232,797,001.00	232,797,001.00	100.00	100.00
LUXOTTICA SOUTH PACIFIC PTY LIMITED	LUXOTTICA SOUTH PACIFIC HOLDINGS PTY LIMITED	MACQUARIE PARK-NSW	AUD	460,000,001.00	460,000,001.00	100.00	100.00
LUXOTTICA SRL	LUXOTTICA GROUP SPA	AGORDO	EUR	10,000,000.00	10,000,000.00	100.00	100.00
LUXOTTICA STARS SRL	LUXOTTICA GROUP SPA	AGORDO	EUR	2,000,000.00	2,000,000.00	100.00	100.00
LUXOTTICA SUN CORPORATION	LUXOTTICA U.S. HOLDINGS CORP	DOVER-DELAWARE	USD	1.00	100.00	100.00	100.00
LUXOTTICA TRADING AND FINANCE LIMITED	LUXOTTICA GROUP SPA	DUBLINO	EUR	626,543,403.00	626,543,403.00	100.00	100.00
LUXOTTICA TRISTAR (DONGGUAN) OPTICAL CO	LUXOTTICA HOLLAND BV	DON GUAN CITY	USD	21,000,000.00	21,000,000.00	100.00	100.00
LUXOTTICA U.K. LTD	LUXOTTICA GROUP SPA	LONDON	GBP	90,000.00	90,000.00	100.00	100.00
LUXOTTICA U.S. HOLDINGS CORP	LUXOTTICA GROUP SPA	DOVER-DELAWARE	USD	100.00	10,000.00	100.00	100.00
LUXOTTICA U.S.A. INC	LUXOTTICA GROUP SPA	PORT WASHINGTON-NY	USD	1,650,000.00	1,650.00	100.00	100.00
LUXOTTICA VERTRIEBSGESELLSCHAFT MBH	LUXOTTICA GROUP SPA	KLOSTERNEUBURG	EUR	508,710.00	50,871.00	100.00	100.00
LVD SOURCING LLC	LUXOTTICA NORTH AMERICA DISTRIBUTION LLC	DOVER-DELAWARE	USD	5,000.00	5,000.00	51.00	51.00
MIRARI JAPAN CO LTD	LUXOTTICA GROUP SPA	TOKYO	JPY	473,700,000.00	9,474.00	15.83	100.00
MIRARI JAPAN CO LTD	LUXOTTICA HOLLAND BV	TOKYO	JPY	473,700,000.00	9,474.00	84.17	100.00
MIRARIAN MARKETING PTE LTD	LUXOTTICA HOLLAND BV	SINGAPORE	SGD	2,000,000.00	2,000,000.00	51.00	51.00

Schedule 5.4-4

MULTIOPTICAS INTERNACIONAL SL	LUXOTTICA GROUP SPA	Colmenar Viejo, Madrid	EUR	5,648,720.80	7,060,901.00	40.00	40.00
MY-OP (NY) LLC	OLIVER PEOPLES INC	DOVER	USD	1.00	1.00	100.00	100.00
OAKLEY (SCHWEIZ) GMBH	OAKLEY INC	ZURIGO	CHF	30,000.00	30,000.00	100.00	100.00
OAKLEY ATHLETIC (PTY) LIMITED	LUXOTTICA SOUTH AFRICA PTY LTD	PORT ELIZABETH	ZAR	100.00	100.00	100.00	100.00
OAKLEY CANADA INC	OAKLEY INC	SAINT LAURENT- QUEBEC	CAD	10,107,907.00	10,107,907.00	100.00	100.00
OAKLEY CANADA RETAIL ULC	OAKLEY CANADA INC	HALIFAX	CAD	100.00	100.00	100.00	100.00
OAKLEY DENMARK APS	OAKLEY INC	COPENHAGEN	DKK	127,000.00	127.00	100.00	100.00
OAKLEY DIRECT INC	OAKLEY INC	Tumwater	USD	1,000.00	1,000.00	100.00	100.00
OAKLEY EDC INC	OAKLEY INC	TUMWATER	USD	1,000.00	1,000.00	100.00	100.00
OAKLEY EUROPE SNC	OAKLEY HOLDING SAS	ASNIERES SUR SEINE	EUR	25,157,390.20	251,573,902.00	100.00	100.00
OAKLEY FINANCING INC	OAKLEY INC	TUMWATER	USD	1.00	100.00	100.00	100.00
OAKLEY GMBH	OAKLEY INC	MONACO	EUR	25,000.00	25,000.00	100.00	100.00
OAKLEY HOLDING SAS	OAKLEY DENMARK APS	ASNIERES SUR SEINE	EUR	6,129,050.00	82,825.00	49.09	100.00
OAKLEY HOLDING SAS	OAKLEY INC	ASNIERES SUR SEINE	EUR	6,129,050.00	82,825.00	50.91	100.00
OAKLEY ICON LIMITED	LUXOTTICA TRADING AND FINANCE LIMITED	DUBLIN 2	EUR	1.00	1.00	100.00	100.00
OAKLEY INC	LUXOTTICA U.S. HOLDINGS CORP	TUMWATER	USD	10.00	1,000.00	100.00	100.00
OAKLEY IRELAND OPTICAL LIMITED	OAKLEY INC	DUBLIN 1	EUR	225,000.00	225,000.00	100.00	100.00
OAKLEY ITALY SRL	OAKLEY INC	MILANO	EUR	10,000.00	10,000.00	100.00	100.00
OAKLEY JAPAN KK	OAKLEY INC	TOKYO	JPY	10,000,000.00	200.00	100.00	100.00
OAKLEY LIMTED PARTNERSHIP	OAKLEY INC	CALGARY	CAD	1.00	100.00	99.00	100.00
OAKLEY LIMTED PARTNERSHIP	BAZOOKA INC	CALGARY	CAD	1.00	100.00	1.00	100.00
OAKLEY MEXICO SA DE CV	OAKLEY INC	HUIXQUILUCAN	MXN	88,604,000.00	886,040.00	100.00	100.00
OAKLEY MEXICO SA DE CV	BAZOOKA INC	HUIXQUILUCAN	MXN	88,604,000.00	886,040.00	0.00	100.00
OAKLEY O STORE INC	OAKLEY INC	TUMWATER	USD	1,000.00	1,000.00	100.00	100.00
OAKLEY SALES CORP	OAKLEY INC	FOOTHILL RANCH	USD	1,000.00	1,000.00	100.00	100.00
OAKLEY SALES CORP	OAKLEY INC	TUMWATER	USD	1,000.00	1,000.00	100.00	100.00
OAKLEY SCANDINAVIA AB	OAKLEY ICON LIMITED	STOCKHOLM	SEK	100,000.00	1,000.00	100.00	100.00
OAKLEY SOUTH PACIFIC PTY LTD	OPSM GROUP PTY LIMITED	VICTORIA	AUD	12.00	12.00	100.00	100.00
OAKLEY SPAIN SL	OAKLEY ICON LIMITED	BARCELLONA	EUR	3,100.00	310.00	100.00	100.00
OAKLEY U.K. LTD	OAKLEY INC	HERTFORDSHIRE	GBP	1,000.00	1,000.00	100.00	100.00
OLIVER PEOPLES GMBH	OLIVER PEOPLES INC	WIESBADEN	EUR	25,564.59	25,565.00	100.00	100.00
OLIVER PEOPLES INC	OAKLEY INC	IRVINE	USD	1.00	1,000.00	100.00	100.00
OPSM GROUP PTY LIMITED	LUXOTTICA SOUTH PACIFIC PTY LIMITED	MACQUARIE PARK-NSW	AUD	67,613,043.50	135,226,087.00	100.00	100.00

Schedule 5.4-5

OPTIKA HOLDINGS LIMITED	SUNGLASS HUT (UK) LIMITED	LONDON	GBP	699,900.00	699,900.00	100.00	100.00
OPTIKA LIMITED	OPTIKA HOLDINGS LIMITED	WC1B 3ST London	GBP	2.00	2.00	100.00	100.00
OPTIKA OPTICIANS LIMITED	OPTIKA HOLDINGS LIMITED	WC1B 3ST London	GBP	100.00	100.00	100.00	100.00
OPTIMUM LEASING PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	110.00	110.00	100.00	100.00
OY LUXOTTICA FINLAND AB	LUXOTTICA GROUP SPA	ESPOO	EUR	170,000.00	1,000.00	100.00	100.00
PACIFICA SALES CORPORATION	OAKLEY INC	LA JOLLA	USD	10.00	1,000.00	100.00	100.00
PEARLE VISION CENTER OF PUERTO RICO INC	LUXOTTICA RETAIL NORTH AMERICA INC	SAN JUAN	USD	660.00	660.00	100.00	100.00
PEARLE VISION MANAGED CARE-HMO OF TEXAS INC	THE UNITED STATES SHOE CORPORATION	HOUSTON-TEXAS	USD	1,000.00	1,000.00	100.00	100.00
PEARLE VISIONCARE INC	THE UNITED STATES SHOE CORPORATION	IRVINE-CALIFORNIA	USD	1,000.00	100.00	100.00	100.00
PROTECTOR SAFETY INDUSTRIES PTY LTD	OPSM GROUP PTY LIMITED	MACQUARIE PARK-NSW	AUD	2,486,250.00	4,972,500.00	100.00	100.00
RAY BAN SUN OPTICS INDIA LIMITED	LUXOTTICA U.S. HOLDINGS CORP	BHIWADI	RUP	244,729,170.00	24,472,917.00	93.32	93.32
RAYS HOUSTON	SUNGLASS HUT TRADING, LLC	MASON	USD	1.00	100.00	51.00	51.00
SGH OPTICS MALAYSIA SDN BHD	LUXOTTICA RETAIL AUSTRALIA PTY LTD	KUALA LAMPUR	MYR	2.00	2.00	100.00	100.00
SPV ZETA OPTICAL COMMERCIAL AND TRADING (SHANGHAI) CO., LTD	LUXOTTICA LEASING SRL	Shanghai	USD	375,000.00	375,000.00	100.00	100.00
SPV ZETA Optical Trading (Beijing) Co Ltd	LUXOTTICA LEASING SRL	BEIJING	CNR	45,000,000.00	45,000,000.00	100.00	100.00
SUNGLASS HUT (South East Asia) PTE LTD	LUXOTTICA HOLLAND BV	SINGAPORE	SGD	100,000.00	100,000.00	100.00	100.00
SUNGLASS HUT (UK) LIMITED	LUXOTTICA GROUP SPA	LONDON	GBP	24,410,765.00	24,410,765.00	68.00	100.00
SUNGLASS HUT (UK) LIMITED	SUNGLASS HUT TRADING, LLC	LONDON	GBP	24,410,765.00	24,410,765.00	0.86	100.00
SUNGLASS HUT (UK) LIMITED	SUNGLASS HUT OF FLORIDA INC	LONDON	GBP	24,410,765.00	24,410,765.00	31.06	100.00
SUNGLASS HUT (UK) LIMITED	SUNGLASS HUT REALTY CORPORATION	LONDON	GBP	24,410,765.00	24,410,765.00	0.08	100.00
SUNGLASS HUT AIRPORTS SOUTH AFRICA (PTY) LTD	SUNGLASS HUT RETAIL SOUTH AFRICA (PTY) LTD	MILNERTON (Cape Town)	ZAR	1,000.00	1,000.00	45.00	45.00
SUNGLASS HUT AUSTRALIA PTY LIMITED	LUXOTTICA U.S. HOLDINGS CORP	MACQUARIE PARK-NSW	AUD	46,251,012.00	46,251,012.00	100.00	100.00
SUNGLASS HUT AUSTRIA VERTRIEB GMBH	LUXOTTICA GROUP SPA	KLOSTERNEUBOURG	EUR	35,000.00	35,000.00	100.00	100.00
SUNGLASS HUT HONG KONG LIMITED	PROTECTOR SAFETY INDUSTRIES PTY LTD	HONG KONG-HONG KONG	HKD	2.00	2.00	100.00	100.00
SUNGLASS HUT IRELAND LIMITED	SUNGLASS HUT (UK) LIMITED	DUBLINO	EUR	250.00	200.00	100.00	100.00
SUNGLASS HUT NETHERLANDS BV	LUXOTTICA GROUP SPA	HEEMSTEDE	EUR	18,151.20	40.00	100.00	100.00
SUNGLASS HUT NEW ZEALAND LIMITED	LUXOTTICA RETAIL NEW ZEALAND LIMITED	AUCKLAND	NZD	1,000.00	1,000.00	100.00	100.00

Schedule 5.4-6

SUNGLASS HUT OF FLORIDA INC	LUXOTTICA U.S. HOLDINGS CORP	WESTON-FLORIDA	USD	10.00	1,000.00	100.00	100.00
SUNGLASS HUT OF FRANCE SOCIETE EN NOME COLLECTIF (snc)	LUXOTTICA FRANCE SAS	SOPHIA ANTIPOLIS-VALBONNE	EUR	4,490,252.64	294,636.00	0.00	100.00
SUNGLASS HUT OF FRANCE SOCIETE EN NOME COLLECTIF (snc)	LUXOTTICA SRL	SOPHIA ANTIPOLIS-VALBONNE	EUR	4,490,252.64	294,636.00	100.00	100.00
SUNGLASS HUT PORTUGAL COMERCIO DE OCULOS E RELOGIOS LDA	SUNGLASS HUT REALTY CORPORATION	LISBONA	EUR	1,000,000.00	1,000,000.00	2.00	100.00
SUNGLASS HUT PORTUGAL COMERCIO DE OCULOS E RELOGIOS LDA	SUNGLASS HUT OF FLORIDA INC	LISBONA	EUR	1,000,000.00	1,000,000.00	98.00	100.00
SUNGLASS HUT REALTY CORPORATION	LUXOTTICA U.S. HOLDINGS CORP	WESTON-FLORIDA	USD	100.00	100.00	100.00	100.00
SUNGLASS HUT RETAIL SOUTH AFRICA (PTY) LTD	LUXOTTICA SOUTH AFRICA PTY LTD	CAPE TOWN - OBSERVATORY	ZAR	900.00	900.00	100.00	100.00
SUNGLASS HUT TRADING, LLC	LUXOTTICA U.S. HOLDINGS CORP	DOVER-DELAWARE	USD	1.00	1.00	100.00	100.00
SUNGLASS ICON PTY LTD	LUXOTTICA RETAIL AUSTRALIA PTY LTD	VICTORIA	AUD	20,036,912.00	20,036,912.00	100.00	100.00
SUNGLASS WORKS PTY LTD	SUNGLASS ICON PTY LTD	VICTORIA	AUD	20.00	110.00	100.00	100.00
SUNGLASS WORLD HOLDINGS PTY LIMITED	SUNGLASS HUT AUSTRALIA PTY LIMITED	MACQUARIE PARK-NSW	AUD	13,309,475.00	13,309,475.00	100.00	100.00
THE OPTICAL SHOP OF ASPEN INC	OAKLEY INC	IRVINE	USD	1.00	250.00	100.00	100.00
THE UNITED STATES SHOE CORPORATION	AVANT GARDE OPTICS LLC	DOVER-DELAWARE	USD	1.00	100.00	100.00	100.00

Schedule 5.4-7

SCHEDULE 5.5

Financial Statements

1.                                      Audited consolidated financial statements and related notes as of and for the year ended December 31, 2009 as included in the Luxottica Group S.p.A. Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on April 29, 2010.

2.                                       Unaudited consolidated financial statements and related condensed notes as of and for the three and nine months ended June 30, 2010, as included in the Luxottica Group S.p.A. quarterly report on Form 6-K for the three and six months ended June 30, 2010, furnished to the U.S. Securities and Exchange Commission on August 5, 2010.

Schedule 5.5-1

SCHEDULE 5.8

Certain Litigation

Please see the disclosure set forth on Schedule 5.3, which is incorporated herein by reference.

Schedule 5.8-1

SCHEDULE 5.14

Use of Proceeds

General corporate purposes.

Schedule 5.14-1

SCHEDULE 10.2

European Union Members at September 3, 2003

Austria

Belgium

Denmark

Finland

France

Germany

Greece

Ireland

Italy

Luxembourg

The Netherlands

Portugal

Spain

Sweden

United Kingdom

Schedule 10.2-1

SCHEDULE 18.1

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.                                      Proxy.

A holder of Notes (“Noteholder”) may attend any meeting by way of a proxy, provided that such proxy is granted in compliance with the provisions of Article 2372 of the Italian Civil Code.  A proxy may be conferred for a single meeting (convened in first call (defined below) or in subsequent calls of the same meeting) or as a general proxy or proxy granted by a company, an association, a foundation or another collective entity or an institution to one of its employees.  If a proxy is granted for a single meeting, it is conferred only after a Noteholder Meeting has been called and, once the meeting has been held, it cannot be used again and a new proxy must be granted for subsequent Noteholders’ Meetings.  All terms as used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Note Purchase Agreement to which this Schedule 18.1 is a part.  For the avoidance of doubt, it is agreed and understood that any Noteholder shall be entitled to appoint as proxy any third Person having legal capacity to act, including the Joint Representative.

Without prejudice for the provision under paragraph 2 below, the Joint Representative may also be the same Person appointed by one or more Noteholders to serve as a proxy at Noteholders’ Meetings.

2.                                      Joint Representative.

Pursuant to Article 2415 of the Italian Civil Code, a Joint Representative of the Noteholders may be appointed by resolution passed at a Noteholders’ Meeting in order to represent the Noteholders’ interests under the Notes and to give execution to the resolutions of the Noteholders’ Meeting.

Pursuant to Article 2417 of the Italian Civil Code, the directors of the Company, its statutory auditors and employees and those individuals who are in the conditions referred to article 2399 of the Italian Civil Code may not be appointed as Joint Representative.

In the event that the first Noteholders’ Meeting fails to appoint the Joint Representative pursuant to Article 2415 of the Italian Civil Code, the appointment will be made by the competent court at the request of any Noteholder or the directors of the Company.

The Joint Representative remains in office for a period not in excess of three years and can be re-elected.  The meeting of Noteholders determines his remuneration. Within thirty days from the date on which the Joint Representative has been informed of its appointment, it shall apply for its registration in the competent register of enterprises.

The Joint Representative has specific duties.  The Joint Representative shall carry out, among other things, the implementation of the resolution of the Noteholders’ Meeting, shall protect the common interests of the Noteholders vis-à-vis the Company, has the right to attend any shareholders’ meeting, has the duty to keep the books of the Noteholders’ Meeting, represents the common interests of the Noteholders before the court in relation to bankruptcy

Schedule 18.1-1

proceedings and has the duty to call the Noteholders’ Meeting when requested by Noteholders that represent at least one-twentieth in principal amount of the Notes issued and outstanding.

3.                                      Calling of Meetings.

(a)                                  As provided in Section 18.1 of the Note Purchase Agreement, a Noteholders’ Meeting may be convened by the directors of the Company or, if already appointed, by the Joint Representative when they deem it necessary, and must be convened within 5 calendar days following a request by holders of Notes representing at least one-twentieth of the aggregate principal amount of the Notes then outstanding (a “Requisition”).

(b)                                 If no Noteholders’ Meeting is convened within 5 calendar days following a Requisition, the Noteholders’ Meeting may be convened by decision of the competent court upon request by the requisitioner in accordance with Article 2367, paragraph 2, of the Italian Civil Code.

(c)                                  Under Italian law, a Noteholders’ Meeting may also be considered to be validly constituted even in the absence of any notice to call it, if the majority of the Company’s directors and of the statutory auditors, and Noteholders representing 100% of the outstanding principal amount of the Notes and, if already appointed, the Joint Representative attend the meeting.  In such case (i) each of the attendees may object to the discussion of the matters in respect of which it deems not to be sufficiently informed; and (ii) the non-attending directors of the Company and/or statutory auditors shall be promptly informed on the resolutions adopted.

4.                                      Content of the Notice.

The notice to convene a meeting (“Notice”) shall indicate the item(s) to be discussed and resolved at the meeting, the place, day and hour of meeting on First Call, Second Call and Third Call (as defined below).

The Notice shall contain any information required to be included in such notice pursuant to applicable laws and regulations.

For purposes of this Schedule 18.1:

“First Call” shall mean the first date and time indicated in the Notice for a meeting of Noteholders;

“Second Call” shall mean the second date and time indicated in the Notice for a meeting of Noteholders, which shall be utilized if the required quorum is not present at the relevant first meeting of Noteholders; and

“Third Call” shall mean the third date and time for a meeting of Noteholders which could either be indicated in the Notice or in a new notice (to be issued by and no later than 30 days following the meeting held on Second Call), which shall be utilized if the required quorum is not present at the relevant second meeting of the Noteholders.

Schedule 18.1-2

5.                                      Place of Meetings.

All meetings shall take place in New York, New York (USA) or Milan, Italy, at the location indicated in the Notice.

6.                                      Publication and Notification of the Notice.

The Notice shall be published in the Gazzetta Ufficiale (the Official Gazette of the Republic of Italy) or in one of the newspapers referred to in the Company’s by-laws and in the website of the Company (or according to such other publication method which may be required under any Italian law applicable from time to time) at least 30 days (or such other minimum period as may be prescribed by then applicable Italian law) (exclusive of the day on which the notice is given and inclusive of the day on which the meeting is held) prior to the meeting and, no later than 7 calendar days following such publication, each Noteholder shall be notified by the Company and/or (if already appointed) the Joint Representative (who shall then notify the Company) of the calling of the meeting, it being understood that for purposes of such notification the address of the Noteholder shall be that recorded in the register for the registration and registration of transfer of Notes to be kept by the Company pursuant to Section 14 of the Note Purchase Agreement.

7.                                      Entitlement to Attend and Vote at Meetings.

No Person shall be entitled to attend and speak nor shall any person be entitled to vote at any Noteholders’ Meeting or join with others in requesting the convening of a meeting unless s/he is a registered Noteholder or a proxy thereof, in each case in possession of either original Note(s) registered in the Noteholder’s name or a Voting Certificate or Block Voting Instructions released to the Noteholder by the Depository substantially in the form of Exhibit 18.1(a) (“Voting Certificate”) or Exhibit 18.1(b) (“Block Voting Instructions”) of the Note Purchase Agreement and, if such person is a proxy, in possession of the document pursuant to which such person was appointed as a proxy (if not included in the Voting Certificate or the Block Voting Instructions).

Without prejudice to the obligations of the proxies named in any Block Voting Instruction or form of proxy, any Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

Anything herein to the contrary notwithstanding and, if required by Italian law then in effect, any director, statutory auditor or officer of the Company and its lawyers and financial advisers may attend and speak (but not vote) at any Noteholders’ Meeting.

8.                                      Chairman of the Meeting.

Subject to mandatory provision of Italian law, the chairman of the Board of Directors of the Company or any Managing Director of the Company (Amministratore Delegato) or any Person (who may but need not be a Noteholder) nominated in writing by the Required Holders shall be entitled to take the chair at every meeting but if no nomination is made or if at any Noteholders’ Meeting the Person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present at the Noteholders’ Meeting, and

Schedule 18.1-3

holding a majority of the outstanding principal amount of the Notes represented at the meeting (the “Majority Holders”), shall choose one of their members or the Joint Representative to be Chairman pursuant to Article 2371 of the Italian Civil Code.

The Chairman may with the consent of (and shall if directed by) the Majority Holders adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

9.                                      Quorums.

(a)                                  Pursuant to Article 2415, Par. 3, of the Italian Civil Code and the Italian Legislative Decree no. 58 of 24th February, 1998 (as amended from time to time), a Noteholders’ Meeting shall be validly held if: (i) in the case of First Call there are one or more Persons present holding Notes, Voting Certificates or Block Voting Instructions or being proxies and holding or representing in aggregate at least one half of the principal amount of the Notes for the time being outstanding; (ii) in case of Second Call there are one or more Persons present holding Notes, Voting Certificates or Block Voting Instructions or being proxies and holding or representing in aggregate more than one third of the principal amount of the Notes for the time being outstanding; (iii) in case of Third Call there are one or more Persons present holding Notes, Voting Certificates or Block Voting Instructions or being proxies and holding or representing in aggregate at least one fifth of the principal amount of the Notes for the time being outstanding, provided that in relation to a meeting held to consider a Reserved Matter (as defined below), the necessary quorum shall always be at least one half of the aggregate principal amount of the Notes for the time being outstanding.

(b)                                 The majority required to pass a resolution of the Noteholders’ Meeting shall be one or more Persons present holding Notes, Voting Certificates or Block Voting Instructions or being proxies, which hold or represent (aa) for voting on any matter other than a Reserved Matter, at least two thirds of the principal amount of the Notes represented at the relevant meeting and (bb) for voting on a Reserved Matter, at least one half of the aggregate principal amount of the Notes for the time being outstanding.

For the purpose of this Schedule 18.1, “Reserved Matter” means any proposal:

(i)                                    to modify the maturity of the Notes or the dates on which, or manner in which, interest is payable in respect of the Notes;

(ii)                                 to reduce or cancel the principal amount of, or interest on or to vary the method of calculating the rate of interest on, the Notes;

(iii)                              to change the currency of payment of the Notes;

(iv)                             to modify the provisions relating to the status of the Notes;

(v)                                to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass a resolution of the Noteholders’ Meeting; or

(vi)                             relating to any other matters provided under Article 2415, paragraph 1, item 2 of the Italian Civil Code.

Schedule 18.1-4

10.          Voting Right.

At any meeting every Noteholder who is so present shall have one vote in respect of each €1.00 in principal amount of the Notes so produced or represented by the Voting Certificates or Block Voting Instructions so produced or in respect of which s/he/it is a proxy or in respect of which s/he/it is the Noteholder.

11.          Separate Meetings.

To the extent required by Italian law, separate Noteholders’ Meetings may be held for each Series of Notes.  If separate Noteholders’ Meetings are held, the quorums set forth under Clause 9 shall be calculated with respect to the amount of the Notes of such Series at the time outstanding and references to “Notes” shall be deemed to refer to the Notes of such Series.

12.          Binding Effect of Resolutions.

Any resolution passed at a Noteholders’ Meeting duly convened and held hereunder shall be binding upon all Noteholders whether present or not present at the meeting and whether or not voting and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify the passing of the resolution.

13.          Minutes of Resolutions.

Minutes of all resolutions and proceedings at every Noteholders’ Meeting, drafted in Italian (with English translations provided thereof) by an Italian consul (acting as public notary), if the relevant meeting is held outside Italy or a public notary if it is held in Italy, as the case may be, shall be made and duly entered in books to be from time to time provided for that purpose by the Company and shall be signed by the Chairman of the Noteholders’ Meeting at which the resolutions were passed or proceedings had.  Such minutes shall be filed with the competent register of enterprises and be kept by the Joint Representative.

14.          Challenge of Resolutions of Meeting.

Pursuant to Article 2416 of the Italian Civil Code, resolutions which are not adopted in compliance with the provisions set forth in this Schedule or otherwise conflicting with applicable law and/or the Company’s by-laws, may be challenged by the absent or dissenting Noteholder within three months from their registration in the register of enterprises.  The challenge shall be filed before the competent court.

15.          Governing Law.

Provisions of Noteholders’ Meetings shall be construed in accordance with the law of Italy.

Schedule 18.1-5

16.          Changes in Law.

The procedures set forth in this Schedule 18.1 outline certain requirements of Noteholders’ Meetings as prescribed by Italian law in effect on the date of Closing as well as certain agreements of the parties hereto.  Certain procedures set forth herein may change as Italian laws are amended, re-enacted or otherwise revised, provided, however, that such changes shall not adversely affect any Noteholder unless consented to by the Noteholder against whom enforcement is sought or unless such changes are mandated by Italian law.

Schedule 18.1-6

EXHIBIT 1(a)(i)

[FORM OF SERIES G NOTE]

LUXOTTICA GROUP S.P.A.

3.75% SERIES G SENIOR GUARANTEED NOTE DUE SEPTEMBER 15, 2017

(“Obbligazione Senior Garantita Serie G 3.75% Scadenza 15 Settembre 2017”)

No. RG-[ ]	[DATE]
€[ ]	PPN: 55068R A*4

TERMS AND CONDITIONS

1.             Issuer.

The issuer is Luxottica Group S.p.A. (herein called the “Company”), a company organized under the laws of Italy with the purpose of (i) the purchase and holding of shareholdings in other Italian or foreign companies or legal entities, performed not vis-à-vis the public, (ii) the granting of financings to, and the managing and financial coordination of, the companies in which it is a shareholder; (iii) the purchase, sale, holding and management of public and private notes performed not vis-à-vis the public, (iv) the granting of guarantees and security interests and the assumption of joint-liabilities in the interest of the companies  belonging to its group, (v) the purchase, building, sale, exchange and lease of both real estate and moveable assets, (vi) the sale in Italy and abroad of spectacle-frames and other products of the spectacle’s sector and similar, and (vii) the performance of any other commercial, industrial, real estate and financial (not vis-à-vis the public) transaction in favor and in the interest of the company belonging to its group, having its legal address at Via C. Cantù 2, Milan 20123, Italy and being registered with the Companies’ Register of Milan, Italy at No. 00891030272.

2.             Capital and Reserves.

The capital paid in of the Company is Euro 27,909,004.98 as of August 31, 2010.

The reserves, as shown in the Company’s balance sheet as of December 31, 2009, are Euro 1,334,640,060.00. Following a dividend distribution, resolved by the general shareholders meeting held on April 29, 2010, reserves of the Company are equal to Euro 1,493,435,261.65.

3.             Corporate Action and Authorizations.

The issuance of the Series G Notes (defined below) was authorized by resolution of Mr. Enrico Cavatorta as Director of the Company on 20 September 2010, in compliance with the resolution adopted by the Board of Directors on 26 July 2010. Such resolution was filed with  the register of enterprises in Milan, Italy, on 20 September 2010 at No. RI/PRA/2010/310295 (Numero di protocollo),  and No. 908N3142 (Codice Pratica).

Exhibit 1(a)(i)-1

4.             The Note Purchase Agreement.

As of September 30, 2010 the Company and certain investors entered into a Note Purchase Agreement (“contratto per la sottoscrizione di obbligazioni”) (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) governing, inter alia, the issuance of 3.75% Series G Senior Guaranteed Notes due September 15, 2017 (as amended, restated or otherwise modified from time to time, herein called the “Series G Notes”) and 4.25% Series H Senior Guaranteed Notes due September 15, 2020 (as amended, restated or otherwise modified from time to time, herein called the “Series H Notes” and, together with the Series G Notes, the “Notes”) and the terms and conditions thereof.  Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Note Purchase Agreement.

5.             Incorporation by Reference of the Note Purchase Agreement.

(a)           The statements in the Series G Notes include summaries of, and are subject to, the detailed provisions and definitions in the Note Purchase Agreement, which contains a detailed description of all the terms and conditions to which the Notes are subject.

(b)           The registered holders of the Notes from time to time (herein called the “Noteholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all provisions of the Note Purchase Agreement.

(c)           Each Noteholder will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representations and covenant set forth in Section 6 of the Note Purchase Agreement.

(d)           The Series G Notes are subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

(e)           If an Event of Default occurs and is continuing, the principal of any Series G Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

(f)            Copies of the Note Purchase Agreement are available for inspection during normal business hours by any Noteholder at the headquarters of the Company in Milan, Italy.

(g)           The custodian of the Notes on the date hereof is Deutsche Bank Trust Company Americas (together with its successors and assigns in such capacity, the “Custodian”).  The Custodian may be replaced or may resign at any time, provided that a successor has been appointed.  The Company shall notify all Noteholders of such successor Custodian in advance in writing.

Exhibit 1(a)(i)-2

(h)           Upon request of any Noteholder, the Company shall provide such Noteholder with a copy of the Note Purchase Agreement.

6.             Global Value of the Notes.

The aggregate principal amount of the Notes is €100,000,000. The aggregate principal amount of the Series G Notes is €50,000,000. The aggregate principal amount of the Series H Notes is €50,000,000.

7.             Denomination and Form of the Series G Notes.

(a)           The Series G Notes are issued in denominations of €100,000 and integral multiples thereof (except to the extent any smaller denomination may be authorized by the board of directors of the Company), with interest Coupons attached on issue.

(b)           The Series G Notes are in registered form and, as provided in the Note Purchase Agreement, upon surrender of any Series G Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series G Note for a like principal amount will be issued to, and registered in the name of, the transferee.

(c)           Prior to due presentment for registration of transfer, the Company may treat the person in whose name any Series G Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

8.             Face Value of this Series G Note and Registered Holder Hereof.

The Company hereby promises to pay to [                                   ], or registered assigns, the principal sum of [                        ] EUROS (€[                  ]) on September 15, 2017.

9.             Interest.

The Series G Notes bear interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.75% per annum from the date hereof, payable semiannually, on each Interest Payment Date in each year, commencing with the September 15 or March 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) the greater of (A) 5.75% and (B) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York City as its “base” or “prime” rate or (ii) the Maximum Rate.

Exhibit 1(a)(i)-3

10.          Guaranty.

The obligations of the Company under the Note Purchase Agreement and the Series G Notes (including, without limitation, the payment by the Company of the principal of, and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on, the Series G Notes) are guaranteed by the Subsidiary Guarantors (on the date hereof, Luxottica S.r.l., a corporation incorporated in Italy and Luxottica U.S. Holding Corp., a Delaware corporation) as provided in the Subsidiary Guarantee.

11.          Payment at Maturity.

Subject to the other provisions of the Note Purchase Agreement, the then outstanding principal amount of the Series G Notes shall become due and payable on September 15, 2017.

12.          Payments.

(a)           Payments of principal, interest, Make-Whole Amount and Modified Make-Whole Amounts and Additional Amounts in respect of each Series G Note will be made against presentment and surrender (or, at the option of the holder of such Series G Note, endorsement, except in the case of payment in full of all principal, interest, Make-Whole Amount, Modified Make-Whole Amount and Additional Amounts) of the Series G Note and/or the relevant Coupon by any holder, except that payments of interest due on an Interest Payment Date will be made against presentment and surrender (or in the case of partial payment only, endorsement) of the relevant Coupon, at the specified office of the Company’s fiscal agent, Deutsche Bank S.p.A. (together with its successors and assigns in such capacity, the “Fiscal Agent”), at Via Melchiorre Gioia 8, 20124 Milan, Italy, in each case in accordance with the terms of the Note Purchase Agreement.

(b)           Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to the Series G Notes are to be made in Euros to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner described in the Note Purchase Agreement.  Payments will be made by the Fiscal Agent. The Fiscal Agent may be replaced by the Company or may resign at any time, provided that a successor has been appointed.  The Company shall notify all Noteholders of such succession in writing.

13.          Noteholders’ Meetings and Joint Representative.

(a)           The Note Purchase Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their common interests, including, inter alia, appointment and removal of the Joint Representative (“rappresentante comune”) and amendments to the terms and conditions of the Note Purchase Agreement and the Series G Notes.

Exhibit 1(a)(i)-4

(b)           Subject to the provision of the Note Purchase Agreement relating to the meetings of the Noteholders, Persons in possession of original Notes, Voting Certificates or Block Voting Instructions shall be entitled to attend and vote, in person or by proxy, at any Noteholders’ Meetings.

(c)           The Note Purchase Agreement contains provisions for the appointment of the Joint Representative by one or more Noteholders to serve as a proxy at any Noteholders’ Meetings.

(d)           Noteholders’ Meetings shall take place in New York, New York or Milan, Italy.

14.          Restriction on Transfer.

The Series G Notes may only be assigned, sold or otherwise transferred in compliance with the following restrictions:

(a)           Since the offering of the Series G Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) (the Italian Securities Exchange Commission) pursuant to Italian securities legislation, the Series G Notes may not be offered, sold or delivered, nor may copies of any document relating to the offering of the Series G Notes be distributed in the Republic of Italy to any proposed purchaser, except:

(i)            to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999 (as amended from time to time) (“Regulation No. 11971”); or

(ii)           in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Regulation No. 11971.

(b)           Any offer, sale or delivery of the Series G Notes or distribution of copies of any document relating to the offering of the Series G Notes in the Republic of Italy to any proposed purchaser under (i) or (ii) above must be:

(i)            made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”);

(ii)           in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require information on the issue or the offer of securities in the Republic of Italy; and

Exhibit 1(a)(i)-5

(iii)          in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or any other Italian authority.

15.          Governing Law.

Except as set forth in the Note Purchase Agreement with regard to the matters governing Noteholders’ Meetings, appointment of a Joint Representative and amendments and waivers, in each case, including procedures therefor, which shall be construed and enforced in accordance with the law of Italy, the Series G Notes shall be construed and enforced in accordance with, and the rights of the Company and the holder of any Series G Note shall be governed by, the law of the State of New York (USA) excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

LUXOTTICA GROUP S.p.A.

By:
Name:
Title:

Exhibit 1(a)(i)-6

[FORM OF SERIES G COUPON]

Luxottica Group S.p.A.

3.75% Series G Senior Guaranteed Note due September 15, 2017 - Registration No. RG-[ ] (“Note RG-[ ])

Coupon for the amount due under the terms and conditions of this Note RG-[    ] on the next Interest Payment Date. This Coupon is payable only to the registered holder of the Note to which it is (or was) attached and, therefore, it is not separately negotiable. This Coupon is subject to the same terms and conditions applicable to the Note to which it is (or was) attached.

Coupon for interest payment due September 15/March 15 [2011/12/13/14/15/16/17]

Exhibit 1(a)(i)-7

EXHIBIT 1(a)(ii)

[FORM OF SERIES H NOTE]

LUXOTTICA GROUP S.p.A.

4.25% SERIES H SENIOR GUARANTEED NOTE DUE SEPTEMBER 15, 2020

(“Obbligazione Senior Garantita Series H 4.25% Scadenza 15 Settembre 2020”)

No. RH-[ ]	[DATE]
€[ ]	PPN: 55068R A@2

TERMS AND CONDITIONS

1.             Issuer.

The issuer is Luxottica Group S.p.A. (herein called the “Company”), a company organized under the laws of Italy with the purpose of (i) the purchase and holding of shareholdings in other Italian or foreign companies or legal entities, performed not vis-à-vis the public, (ii) the granting of financings to, and the managing and financial coordination of, the companies in which it is a shareholder; (iii) the purchase, sale, holding  and management of public and private notes performed not vis-à-vis the public, (iv) the granting of guarantees and security interests and the assumption of joint-liabilities in the interest of the companies belonging to its group, (v) the purchase, building, sale, exchange and lease of both real estate and moveable assets, (vi) the sale in Italy and abroad of spectacle-frames and other products of the spectacle’s sector and similar, and (vii) the performance of any other commercial, industrial, real estate and financial (not vis-à-vis the public) transaction in favor and in the interest of the company belonging to its group, having its legal address at Via C. Cantù 2, Milan 20123, Italy and being registered with the Companies’ Register of Milan, Italy at No. 00891030272.

2.             Capital and Reserves.

The capital paid in of the Company is Euro 27,909,004.98 as of August 31, 2010.

The reserves, as shown in the Company’s balance sheet as of December 31, 2009, are Euro 1,334,640,060.00. Following a dividend distribution, resolved by the general shareholders meeting held on April 29, 2010, reserves of the Company are equal to Euro 1,493,435,261.65.

3.             Corporate Action and Authorizations.

The issuance of the Series H Notes (defined below) was authorized by resolution of Mr. Enrico Cavatorta as Director of the Company on 20 September 2010, in compliance with the resolution adopted by the Board of Directors on July 26, 2010 Such resolution was filed with the register of enterprises in Milan, Italy, on 20 September 2010 at No. RA/PRA/2010/310295 (Numero di protocollo) and No. 908N3142 (Codice Pratica).

Exhibit 1(a)(ii)-1

4.             The Note Purchase Agreement.

As of September 30, 2010 the Company and certain investors entered into a Note Purchase Agreement (“contratto per la sottoscrizione di obbligazioni”) (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”) governing, inter alia, the issuance of 3.75% Series G Senior Guaranteed Notes due September 15, 2017 (as amended, restated or otherwise modified from time to time, herein called the “Series G Notes”) and 4.25% Series H Senior Guaranteed Notes due September 15, 2020 (as amended, restated or otherwise modified from time to time, herein called the “Series H Notes” and, together with the Series G Notes, the “Notes”) and the terms and conditions thereof.  Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Note Purchase Agreement.

5.             Incorporation by reference of the Note Purchase Agreement.

(a)                                  The statements in the Series H Notes include summaries of, and are subject to, the detailed provisions and definitions in the Note Purchase Agreement, which contains a detailed description of all the terms and conditions to which the Notes are subject.

(b)                                 The registered holders of the Notes from time to time (herein called the “Noteholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all provisions of the Note Purchase Agreement.

(c)                                  Each Noteholder will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) to have made the representations and covenant set forth in Section 6 of the Note Purchase Agreement.

(d)                                 The Series H Notes are subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

(e)                                  If an Event of Default occurs and is continuing, the principal of any Series H Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

(f)                                    Copies of the Note Purchase Agreement are available for inspection during normal business hours by any Noteholder at the headquarters of the Company in Milan, Italy.

(g)                                 The custodian of the Notes on the date hereof is Deutsche Bank Trust Company Americas (together with its successors and assigns in such capacity, the “Custodian”).  The Custodian may be replaced or may resign at any time, provided that a successor has been appointed.  The Company shall notify all Noteholders of such successor Custodian in advance in writing.

Exhibit 1(a)(ii)-2

(h)                                 Upon request of any Noteholder, the Company shall provide such Noteholder with a copy of the Note Purchase Agreement.

6.             Global Value of the Notes.

The aggregate principal amount of the Notes is €100,000,000. The aggregate principal amount of the Series G Notes is €50,000,000. The aggregate principal amount of the Series H Notes is €50,000,000.

7.             Denomination and Form of the Series H Notes.

(a)                                  The Series H Notes are issued in denominations of €100,000 and integral multiples thereof (except to the extent any smaller denomination may be authorized by the board of directors of the Company), with interest Coupons attached on issue.

(b)                                 The Series H Notes are in registered form and, as provided in the Note Purchase Agreement, upon surrender of any Series H Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series H Note for a like principal amount will be issued to, and registered in the name of, the transferee.

(c)                                  Prior to due presentment for registration of transfer, the Company may treat the person in whose name any Series H Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

8.             Face Value of this Series H Note and Registered Holder Hereof.

The Company hereby promises to pay to [                        ], or registered assigns, the principal sum of [                        ] EUROS (€[              ]) on September 15, 2020.

9.             Interest.

The Series H Notes bear interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.25% per annum from the date hereof, payable semiannually, on each Interest Payment Date in each year, commencing with the September 15 or March 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) the greater of (A) 6.25% and (B) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York City as its “base” or “prime” rate or (ii) the Maximum Rate.

Exhibit 1(a)(ii)-3

10.          Guaranty.

The obligations of the Company under the Note Purchase Agreement and the Series H Notes (including, without limitation, the payment by the Company of the principal of, and Make-Whole Amount or Modified Make-Whole Amount, if any, and interest on, the Series H Notes) are guaranteed by the Subsidiary Guarantors (on the date hereof, Luxottica S.r.l., a corporation incorporated in Italy and Luxottica U.S. Holding Corp., a Delaware corporation)  as provided in the Subsidiary Guarantee.

11.          Payment at Maturity.

Subject to the other provisions of the Note Purchase Agreement, the then outstanding principal amount of the Series H Notes shall become due and payable on September 15, 2020.

12.          Payments.

(a)                                  Payments of principal, interest, Make-Whole Amount and Modified Make-Whole Amounts and Additional Amounts in respect of each Series H Note will be made against presentment and surrender (or, at the option of the holder of such Series H Note, endorsement, except in the case of payment in full of all principal, interest, Make-Whole Amount, Modified Make-Whole Amount and Additional Amounts) of the Series H Note and/or the relevant Coupon by any holder, except that payments of interest due on an Interest Payment Date will be made against presentment and surrender (or in the case of partial payment only, endorsement) of the relevant Coupon, at the specified office of the Company’s fiscal agent, Deutsche Bank S.p.A. (together with its successors and assigns in such capacity, the “Fiscal Agent”), at Via Melchiorre Gioia 8, 20124 Milan, Italy, in each case in accordance with the terms of the Note Purchase Agreement.

(b)                                 Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to the Series H Notes are to be made in Euros to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner described in the Note Purchase Agreement.  Payments will be made by the Fiscal Agent.  The Fiscal Agent may be replaced by the Company or may resign at any time, provided that a successor has been appointed.  The Company shall notify all Noteholders of such succession in writing.

13.          Noteholders’ Meetings and Joint Representative.

(a)                                  The Note Purchase Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their common interests, including, inter alia, appointment and removal of the Joint Representative (“rappresentante comune”) and amendments to the terms and conditions of the Note Purchase Agreement and the Series H Notes.

Exhibit 1(a)(ii)-4

(b)                                 Subject to the provision of the Note Purchase Agreement relating to the meetings of the Noteholders, Persons in possession of original Notes, Voting Certificates or Block Voting Instructions shall be entitled to attend and vote, in person or by proxy, at any Noteholders’ Meetings.

(c)                                  The Note Purchase Agreement contains provisions for the appointment of the Joint Representative by one or more Noteholders to serve as a proxy at any Noteholders’ Meetings.

(d)                                 Noteholders’ Meetings shall take place in New York, New York or Milan, Italy.

14.          Restriction on Transfer.

The Series H Notes may only be assigned, sold or otherwise transferred in compliance with the following restrictions:

(a)           Since the offering of the Series H Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) (the Italian Securities Exchange Commission) pursuant to Italian securities legislation, the Series H Notes may not be offered, sold or delivered, nor may copies of any document relating to the offering of the Series H Notes be distributed in the Republic of Italy to any proposed purchaser, except:

(i)                                     to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999 (as amended from time to time) (“Regulation No. 11971”); or

(ii)                                  in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Regulation No. 11971.

(b)           Any offer, sale or delivery of the Series H Notes or distribution of copies of any document relating to the offering of the Series H Notes in the Republic of Italy to any proposed purchaser under (i) or (ii) above must be:

(i)                                     made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”);

(ii)                                  in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may require information on the issue or the offer of securities in the Republic of Italy; and

Exhibit 1(a)(ii)-5

(iii)                               in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or any other Italian authority.

15.          Governing Law.

Except as set forth in the Note Purchase Agreement with regard to the matters governing Noteholders’ Meetings, appointment of a Joint Representative and amendments and waivers, in each case, including procedures therefor, which shall be construed and enforced in accordance with the law of Italy, the Series H Notes shall be construed and enforced in accordance with, and the rights of the Company and the holder of any Series H Note shall be governed by, the law of the State of New York (USA) excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

LUXOTTICA GROUP S.p.A.

By:
Name:
Title:

Exhibit 1(a)(ii)-6

[FORM OF SERIES H COUPON]

Luxottica Group S.p.A.

4.25% Series H Senior Notes due September 15, 2020 - Registration No. RH-[ ] (“Note RH-[ ])

Coupon for the amount due under the terms and conditions of this Note RH-[    ] on the next Interest Payment Date. This Coupon is payable only to the registered holder of the Note to which it is (or was) attached and, therefore, it is not separately negotiable. This Coupon is subject to the same terms and conditions applicable to the Note to which it is (or was) attached.

Coupon for interest payment due September 15/March 15 [2011/12/13/14/15/16/17/18/19/20]

Exhibit 1(a)(ii)-7

EXHIBIT 18.1(a)

FORM OF VOTING CERTIFICATE

[To be translated into Italian language if required by any applicable Italian law]

[LETTERHEAD OF CUSTODIAN OR DEPOSITORY, AS APPLICABLE]

VOTING CERTIFICATE

Place [Milan, Italy], Date

1.             Upon request of [name of the Noteholder], the undersigned, [Deutsche Bank Trust Company Americas (“Custodian”)][Deutsche Bank S.p.A. (“Depository”)], attests and certifies that:

(a)           on the date hereof, €                 in aggregate amount of Series [G/H] Note(s) (“Specified Note[s])”) issued by Luxottica Group S.p.A. (the “Company”) pursuant to the Note Purchase Agreement by and among the Company and the Purchasers listed in Schedule A thereto dated as of September 30, 2010, as amended from time to time, the “Note Purchase Agreement”, and bearing serial number No. [    ], [is] [are] deposited with the [Custodian][Depository];

(b)           the Specified Note[s] will not cease to be so deposited until the first to occur of:

(i)            the conclusion of the Noteholders’ Meeting specified hereinbelow or, if applicable, any adjournment thereof; or

(ii)           the surrender of this voting certificate to the undersigned [Custodian][Depository];

(c)           the Specified Note[s] is/are payable to the Person named therein and such Person is recorded as the owner of the Specified Note[s] on the Company’s register for the registration and registration of transfers of Specified Notes;

(d)           to the knowledge of the [Custodian][Depository], the Specified Note[s] are free of liens, pledges or encumbrances whatsoever registered thereon attributing the voting right to a person different from the registered Noteholder; and

(e)           to the knowledge of the [Custodian][Depository], [name of the Noteholder or the Noteholder’s appointed proxy] is, therefore, entitled to attend and vote at the Noteholders’ Meeting specified hereinbelow and, if applicable, at any adjournment thereof in respect of the Specified Note[s] represented by this voting certificate.

2.             This voting certificate is being released for purposes of the Noteholders’ Meeting which was called by means of the notice published in the Italian Official Gazette (“Gazzetta Ufficiale”)

Exhibit 18.1(a)-1

or [insert name of one of the newspapers referred to in the Company’s by-laws] of [date] and in the website of the Company on [date]. All terms not defined herein shall have the definitions given to such terms in the Note Purchase Agreement.

[Deutsche Bank Trust Company Americas]
[Deutsche Bank S.p.A.]

By:
Name:
Title:

Exhibit 18.1(a)-2

EXHIBIT 18.1(b)

FORM OF BLOCK VOTING INSTRUCTIONS

[LETTERHEAD OF THE CUSTODIAN OR DEPOSITORY, AS APPLICABLE]

[To be translated into Italian language if required by any applicable Italian law]

BLOCK VOTING INSTRUCTIONS

These Block Voting Instructions are being released for purposes of the Noteholders’ Meeting (as defined in the Note Purchase Agreement by and among Luxottica Group S.p.A. (the “Company”) and the Purchasers listed in Schedule A thereto dated as of September 30, 2010, as amended from time to time, the “Note Purchase Agreement”) which was called by means of the notice published in [the Italian Official Gazette or [insert name of one of the newspapers referred to in the Company’s by-laws] of [date] and in the website of the Company on [date] and to be held on [                     ] in [              ] at the offices of [                   ], with the agenda set out in the convening notice and for any reconvened meeting with the same agenda.  All terms not defined herein shall have the definitions given to such terms in the Note Purchase Agreement.

1.             Upon request of [name of the Noteholder], the undersigned, [Deutsche Bank Trust Company Americas (“Custodian”)][Deutsche Bank S.p.A. (“Depository”)], attests and certifies that:

(a)           on the date hereof, €                in aggregate amount of Series [G/H] Notes (“Specified Note[s])”) bearing serial number No. [   ], [is] [are] deposited with the [Custodian][Depository];

(b)           the Specified Note[s] will not cease to be so deposited until the first to occur of:

(i)            the conclusion of the Noteholders’ Meeting specified hereinabove or, if applicable, any adjournment thereof; or

(ii)           the surrender of these Block Voting Instructions to the undersigned [Custodian][Depository];

(c)           the Specified Note[s] is/are payable to the Person named therein and such Person is recorded as the owner of the Specified Note[s] on the Company’s register for the registration and registration of transfers of Notes;

(d)           to the knowledge of the [Custodian][Depository], the Specified Note[s] are free of liens, pledges or encumbrances whatsoever registered thereon attributing the voting right to a person different from the registered Noteholder; and

Exhibit 18.1(b)-1

(e)           to the knowledge of the [Custodian][Depository], [name of the Noteholder or the Noteholder’s appointed proxy] is, therefore, entitled to attend and vote at the Noteholders’ Meeting specified hereinabove and, if applicable, at any adjournment thereof in respect of the Specified Note[s] represented by these Block Voting Instructions.

2.             Upon request of [name of the registered Noteholder], we hereby further attest that we have received written instructions from said Noteholder that [                     ] (name of the proxy) (“Proxy”) shall be entitled to attend the Noteholders’ Meeting as a proxy thereof and shall cast the votes attributable to the Specified Notes as follows:

	In favor of Resolution 1	Against Resolution 1	Abstain
Series [G/H] Notes held by [name Noteholder] in aggregate principal amount of €
Number of votes

	In favor of Resolution 2	Against Resolution 2	Abstain
Series [G/H] Notes held by [name Noteholder] in aggregate principal amount of €
Number of votes

	In favor of Resolution 3	Against Resolution 3	Abstain
Series [G/H] Notes held by [name Noteholder] in aggregate principal amount of €
Number of votes

3.             Upon request of the [name of the Noteholder], this Block Voting Instruction is being delivered to the Proxy.

Exhibit 18.1(b)-2

Dated:

[Deutsche Bank Trust Company Americas]
[Deutsche Bank S.p.A.]

By:
Name:
Title:

Exhibit 18.1(b)-3